SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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LIFE TECHNOLOGIES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 20, 2009

Dear Stockholder:

This year’s Annual Meeting of Stockholders will be held on April 30, 2009 at 2:00 p.m. local time, at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008. You are cordially invited to attend.

We are pleased to take advantage of the new U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On March 20, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2008 Proxy Statement and 2008 Annual Report to Stockholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and proxy card were enclosed.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the Proxy Statement, please make sure to vote your shares by promptly voting electronically or telephonically as described on page 2 of the enclosed Proxy Statement, dating, signing and returning your proxy card, or attending the annual meeting in person. Instructions regarding all three methods of voting are provided on the proxy card. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of our 2008 Annual Report is also enclosed, but we also encourage you to view our more in depth annual report online at www.lifetechnologies.com.

I look forward to seeing you at the annual meeting.

Very truly yours,

Gregory T. Lucier
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 30, 2009

To our Stockholders:

The Annual Meeting of Stockholders of Life Technologies Corporation (the “Company”), will be held on April 30, 2009, at 2:00 p.m. local time, at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008, for the following purposes:

1.	To elect four Class I directors, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class I directors at the meeting: Donald W. Grimm, Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan. Also, to elect one additional Class II director, to hold office until the 2010 annual meeting of stockholders and until his successor is elected and qualified. The Board of Directors has nominated the following person for election as a Class II director at the meeting: Arnold J. Levine, Ph.D.

2.	To consider a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the Company’s fiscal year ending December 31, 2009.

3.	To consider a proposal to amend the Invitrogen Corporation 1998 Employee Stock Purchase Plan. Invitrogen Corporation is a legacy company of Life Technologies Corporation.

4.	To consider a proposal to adopt the Life Technologies Corporation 1999 Employee Stock Purchase Plan, formerly known as the Applera Corporation 1999 Employee Stock Purchase Plan. Applera Corporation is a legacy company of Applied Biosystems, Inc., which is a legacy company of Life Technologies Corporation.

5.	To consider a proposal to adopt the Company’s 2009 Equity Incentive Plan.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on February 27, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on February 27, 2009, will be available at our principal offices, located at 5791 Van Allen Way, Carlsbad, California 92008, for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

John A. Cottingham
Chief Legal Officer & Secretary
Carlsbad, California
March 20, 2009

IMPORTANT: Please vote telephonically or electronically, as described in the accompanying materials, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2009: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at www.proxydocs.com/life.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1

ABOUT THE MEETING	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the meeting?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How do I vote?	2
How do I vote my 401(k) shares?	2

ELECTION OF DIRECTORS	3
Nominees for election at the 2009 Annual Meeting of Stockholders	3
Directors Continuing in Office	5
How often did the Board meet during 2008?	6
Who are the independent directors on the Board of Directors?	7
What is the Company’s policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?	7
What committees has the Board of Directors established?	7
Who are the nominees for election at the 2009 Annual Meeting of Stockholders?	8

REPORT OF THE AUDIT COMMITTEE	9

PRINCIPAL ACCOUNTING FEES AND SERVICES	11

EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Report of the Compensation and Organizational Development Committee of the Board of Directors	25
2008 Summary Compensation Table	26
Grants of Plan-Based Awards Table	27
Options Exercised and Stock Vested Table	27
Outstanding Equity Awards at Fiscal Year-end Table	28
Employment and Severance Arrangements	29
Compensation of Directors	30
Director Compensation Table	30
Compensation Committee Interlocks and Insider Participation	31
Director Stock Ownership Guidelines Table	31
Potential Payments Upon Termination or Change in Control	32
Nonqualified Deferred Compensation Table	36

EQUITY COMPENSATION PLAN INFORMATION	37
Securities Authorized for Issuance Under Equity Compensation Plans	37

STOCK OWNERSHIP	38
Stock Ownership Table	38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41

THE LIFE TECHNOLOGIES PROTOCOL	41

ITEMS FOR STOCKHOLDER CONSIDERATION	42
Election of Directors	42
Ratification of Appointment of Independent Auditors	43
Amendments to the 1998 Employee Stock Purchase Plan	43
Adoption of the 1999 Employee Stock Purchase Plan	46
Adoption of the Life Technologies Corporation 2009 Equity Incentive Plan	49

ADDITIONAL INFORMATION	60

TRANSACTION OF OTHER BUSINESS	61

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Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors of Life Technologies Corporation (also referred to as Life Technologies, the Company or we) and contains information related to the Annual Meeting of Stockholders (the Annual Meeting) to be held April 30, 2009, at 2:00 p.m. local time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 5781 Van Allen Way, Carlsbad, California 92008. This Proxy Statement was filed with the Securities and Exchange Commission (the SEC) on March 20, 2009, and the approximate date on which the Proxy Statement and the accompanying proxy were first sent or given to stockholders was March 20, 2009.

Life Technologies will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Life Technologies stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, Life Technologies has retained The Altman Group, Inc. to solicit stockholder proxies at a cost of approximately $7,000, plus reimbursement of reasonable out-of-pocket expenses.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting that is attached to this Proxy Statement. These matters include the election of directors, the ratification of the reappointment of Ernst & Young LLP as our independent auditors, amendments to the Invitrogen Corporation 1998 Employee Stock Purchase Plan (the 1998 ESPP), including an increase to the number of shares available for issuance under the 1998 ESPP, adoption of the legacy Applied Biosystems, Inc. 1999 Employee Stock Purchase Plan, now referred to as the Life Technologies 1999 Employee Stock Purchase Plan (the 1999 ESPP) (the 1999 ESPP), and adoption of the Company’s 2009 Equity Incentive Plan (the 2009 EIP). In addition, management will report on Life Technologies’ performance during 2008 and will respond to questions from our stockholders. The Annual Report for the fiscal year ended December 31, 2008, is available online at http://www.lifetechnologies.com.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on the record date, February 27, 2009, are entitled to vote the shares of Life Technologies stock they held on the record date at the Annual Meeting. As of the close of business on the record date, there were 173,800,545 shares of the Company’s common stock (Common Stock) outstanding and entitled to vote.

Stockholders may vote in person or by proxy. Each holder of shares of Life Technologies Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Life Technologies’ bylaws provide that a majority of all the outstanding shares of stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to new rules recently adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How do I vote?

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Ernst & Young LLP as independent auditors for the Company for 2009, in favor of amending the 1998 ESPP, in favor of adopting the 1999 ESPP, in favor of adopting the 2009 EIP and, in the discretion of the proxy holders, on any other matter that comes before the meeting.

Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company’s principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting is discussed under each item.

Voting via the Internet or by telephone.  If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible. You may vote your shares telephonically by calling the telephone number referenced on your proxy card. Alternatively, you may vote via the Internet by visiting www.proxydocs.com/life and following the instructions on your screen. If you hold your shares in “street name” through a brokerage or other nominee, follow the instructions on the Notice provided by your broker.

Voting by completing the proxy card.  If you properly complete and sign the enclosed proxy card and return it as instructed on the proxy card, it will be voted as you direct. If you hold your shares in your name and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

How do I vote my 401(k) shares?

If you participate in the Invitrogen 401(k) Savings and Investment Plan, you may vote the shares of Common Stock in your account as of the record date. If you wish to vote those shares, you must complete your proxy card and return it in the envelope provided by April 27, 2009. Fidelity Management Trust Company (Fidelity), the plan trustee, will then vote the shares in your account as you indicated.

If you do not complete and return your proxy card prior to April 27, 2009, Fidelity will not vote the shares in your account. You may revoke instructions to the trustee by giving it written notice of revocation or a later dated written voting instruction by April 27, 2009.

ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently consisting of five Class I directors (Donald W. Grimm, Arnold J. Levine, Ph.D., Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan) who will serve until the 2009 Annual Meeting of stockholders, four Class II directors (George F. Adam, Jr., Raymond V. Dittamore, Bradley G. Lorimier and David C. U’Prichard, Ph.D.) who will serve until the 2010 Annual Meeting of stockholders, and four Class III directors (Balakrishnan S. Iyer, William H. Longfield, Ronald A. Matricaria and W. Ann Reynolds, Ph.D.) who will serve until the 2011 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

On October 29, 2008, pursuant to Section 2.1 of the Second Amended and Restated Bylaws of the Company and Article V, Section 1(b) of the Restated Certificate of Incorporation of the Company, the Board of Directors increased the number of directors from nine to twelve, effective as of November 21, 2008, in order to appoint George F. Adam, Arnold J. Levine, Ph.D., and William H. Longfield to the Board of Directors. In addition, on October 29, 2008, pursuant to Section 2.1 of the Second Amended and Restated Bylaws of the Company and Article V, Section 1(b) of the Restated Certificate of Incorporation of the Company, the Board of Directors increased the number of directors from twelve to thirteen, effective as of December 16, 2008, in order to appoint William S. Shanahan to the Board of Directors. The nominees for election at the 2009 Annual Meeting of Stockholders to fill four Class I positions on the Board of Directors are Donald W. Grimm, Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan. The nominee for election at the 2009 Annual Meeting of Stockholders to fill one additional Class II position on the Board of Directors is Arnold J. Levine, Ph.D. If elected, the nominees for the Class I positions will serve as directors until the annual meeting of stockholders in 2012, and in each case until their successors are elected and qualified. If elected, the nominee for the Class II position will serve as a director until the annual meeting of stockholders in 2010, and until his successor is elected and qualified. If a quorum is present and voted at the meeting, the four nominees for Class I director receiving the highest number of votes will be elected Class I directors, and the one nominee for Class II director receiving the highest number of votes will be elected as a Class II director.

The following information relates to the nominees listed above and to the Company’s other directors whose terms of office will extend beyond the Annual Meeting.

Nominees for election at the 2009 Annual Meeting of Stockholders

Class I

(Term Ends 2012)

Donald W. Grimm (age 67)	Director since June 1998. Mr. Grimm has been a director of Hamilton BioVentures, LLC, since August 2001. Since June 1995 he has served as Chairman and President of Strategic Design, LLC, a strategic planning and consulting company. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in December 1993 after 23 years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market Research and Director of Sales. Following these assignments, Mr. Grimm was President and CEO of Hybritech, Inc., a wholly owned subsidiary of Lilly. In addition, he is currently a director of several private companies. Mr. Grimm received his B.S. in pharmacy and his M.B.A. from the University of Pittsburgh.

Gregory T. Lucier (age 44)	Gregory T. Lucier serves as Chief Executive Officer of Life Technologies and as Chairman of the Company’s Board of Directors. Previously, he served as Chairman and Chief Executive Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies. The Company is one of the largest providers of systems, biological reagents, and services, supplying scientists around the world in every way that life science technologies are applied. The Company aims to improve the human condition by enabling basic research, accelerating drug discovery and development, and advancing scientific exploration in areas such as regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Mr. Lucier has leveraged his background in healthcare management to prepare the company to participate in and shape the new era of personalized medicine. Mr. Lucier serves on the BIO Board of Directors as well as on the board of the Burnham Institute of Medical Research. He is actively involved at San Diego State University as a distinguished lecturer. He received his B.S. in Engineering from Pennsylvania State University and an M.B.A. from Harvard Business School.

Per A. Peterson, Ph.D. (age 64)	Director since March 2007. Dr. Peterson recently retired as Chairman, Research & Development, Pharmaceuticals at Johnson & Johnson. He joined Johnson & Johnson in 1994 as Vice President, Drug Discovery, of the R.W. Johnson Pharmaceutical Research Institute. Dr. Peterson was named Group Vice President of the Pharmaceutical Research Institute in April 1998 and its president in November 1998. In 2000, he was named Chairman, Research & Development, Pharmaceuticals Group and became a member of the Executive Committee in 2001. Prior to joining Johnson & Johnson, Dr. Peterson spent eight years at Scripps Research Institute in La Jolla, CA, where he headed the Division of Molecular Immunogenics before being appointed Chairman of the Department of Immunology in 1987. He had earlier served as Director of the Wallenberg Laboratory, as well as professor of cell biology at the University of Uppsala, Sweden. Born in Kalmar, Sweden, Dr. Peterson received his B.M. in medicine and his Ph.D. in medicinal biochemistry from the University of Uppsala, Sweden.

William S. Shanahan (age 68)	Director since December 2008. Mr. Shanahan retired as President of Colgate-Palmolive in 2005, after having served the company for almost 40 years in positions of increasing responsibility. Since 2007, he has served on the board of directors for Visa Inc., the world’s largest consumer payment system. Mr. Shanahan also belongs to the board of directors of Diageo PLC, a world-wide beverage producer, and MSD Ignition, a leading maker of performance ignition systems.

Class II

(Term Ends 2010)

Arnold J. Levine, Ph.D. (age 69)	Director since November 2008. Dr. Levine previously served on the Board of Applied Biosystems since 1999. Dr. Levine is a professor at the Institute for Advanced Study and serves on the Boards of Theravance Corporation and Infinity Pharmaceuticals. He previously served as President and Chief Executive Officer of Rockefeller University from 1998 to 2002 and was the Harry C. Weiss Professor of the Life Sciences and Chairman of the Molecular Biology Department at Princeton University from 1984 to 1998.

The Board of Directors recommends a vote “For” the nominees named above.

Directors Continuing in Office

Class II

(Term Ends 2010)

George F. Adam, Jr. (age 62)	Director since November 2008. Mr. Adam previously served on the Board of Applied Biosystems, serves as the Chair of the Compensation Committee for TransUnion, Inc., and is the Chairman and C.E.O. of Recondo Technology, Inc., a private healthcare software development company. Mr. Adam founded Adam Aircraft, Inc., a designer and manufacturer of advanced aircraft, and New Era of Networks, Inc., an e-business infrastructure provider that went public in 1997. He previously served as a general partner at Goldman, Sachs & Co. Before Goldman Sachs, he held executive positions at Baxter Healthcare, FMC, Litton Industries, and IBM.

Raymond V. Dittamore (age 65)	Director since July 2001. Mr. Dittamore also serves as a director of Gen-Probe Incorporated and QUALCOMM Incorporated. In June 2001, Mr. Dittamore retired as a partner of Ernst & Young after thirty-five years of service. He brings over three decades of public accounting experience to the Board of Directors, primarily serving companies in the life sciences industry. Mr. Dittamore received his B.S. from San Diego State University.

Bradley G. Lorimier (age 63)	Director since November 1998. Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company, from March 1994 to June 1997. He was a director of Matrix Pharmaceutical, Inc., from December 1997 to March 2002 and is a Director and Chairman of the Board of Avalon Pharmaceuticals, Inc. He is also a Director for several private companies. Mr. Lorimier received his B.S. in biology from the University of Illinois.

David C. U’Prichard, Ph.D. (age 60)	Director since April 2004. Dr. U’Prichard currently serves as a venture partner with the private equity firm Red Abbey Venture Partners LP (Baltimore, MD), and President of Druid Consulting LLC, a consulting firm specializing in the pharmaceutical and biotechnology industries. From September 1999 to April 2003 he served as CEO of 3-Dimensional Pharmaceuticals, Inc. Dr. U’Prichard served as Chairman of Research and Development at SmithKline Beecham from July 1997 to March 1999. He served in senior R&D management positions at ICI/Zeneca from July 1986 to June 1997. Dr. U’Prichard has served as an Associate Professor of Pharmacology and Neurobiology at Northwestern University Medical School and has held academic appointments at The Johns Hopkins University, and the Universities of Maryland and Pennsylvania. He is an honorary professor at the University of Glasgow. Dr. U’Prichard serves as Chairman of the Board of Oxagen Limited (Oxford, UK) and Cyclacel Pharmaceuticals Inc. (NASDAQ: CYCC Berkeley Heights, NJ) and is a Director of Silence Therapeutics Ltd (London, UK). Dr. U’Prichard received his B.S. in pharmacology from the University of Glasgow and a Ph.D. in pharmacology from the University of Kansas.

Class III

(Term Ends 2011)

Balakrishnan S. Iyer (age 52)	Director since July 2001. Mr. Iyer is currently a director of Conexant Systems, Inc., Skyworks Solutions, Inc., Power Integrations, Inc., IHS Inc., and Qlogic Corporation.

From October 1998 to June 2003, he was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. Mr. Iyer previously served as Senior Vice President and Chief Financial Officer of VLSI Technology, Inc., where he was responsible for all worldwide financial functions, information technology and strategic planning. During his career, he has held a variety of other key management positions, including Finance Director and Group Controller for a $1 billion business at Advanced Micro Devices. Mr. Iyer received his B.S. in mechanical engineering from the Indian Institute of Technology, Madras and his M.S. in industrial engineering from the University of California, Berkeley. Mr. Iyer also received an M.B.A. in finance from the Wharton School.

William H. Longfield (age 70)	Director since November 2008. Mr. Longfield previously served on the Board of Applied Biosystems and is the retired Chairman and Chief Executive Officer of C.R. Bard, Inc., a manufacturer of health care products. He joined C.R. Bard in 1989 as executive vice president, became President in 1991, and served as Chairman and Chief Executive Officer from 1995 until his retirement in August 2003. Mr. Longfield is also the Chairman of Atlantic Health Systems in New Jersey.

Ronald A. Matricaria (age 66)	Director since July 2004. Mr. Matricaria is the former Chairman and Chief Executive Officer of St. Jude Medical, Inc. Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc., serving in several leadership roles. His last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American operations. He also served as President of Eli Lilly International Corporation. In 2002, he was recognized by the medical device industry with a lifetime achievement award. In addition, Mr. Matricaria is a member of the board of directors of Hospira, Inc. and Volcano Therapeutics, Inc., and is Trustee Emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a B.S. from the Massachusetts College of pharmacy and was awarded an honorary doctorate degree in pharmacy in recognition of his contributions to the practice of pharmacy.

W. Ann Reynolds, Ph.D. (age 71)	Presiding Director since April 2008. Director since February 2005. Dr. Reynolds is the former President of the University of Alabama at Birmingham. She retired as Director, Center for Community Outreach and Development, The University of Alabama at Birmingham in 2003. Prior to joining The University of Alabama at Birmingham as President in 1997, Dr. Reynolds served as Chancellor of the City University of New York, where she was responsible for the 21 colleges and professional schools that comprised that system. Prior to that, Dr. Reynolds was the Chancellor of the California State University system, Provost of Ohio State University and associate vice chancellor for research and dean of the graduate college of the University of Illinois Medical Center. Earlier in her career, she held appointments as professor of anatomy, research professor of obstetrics and gynecology, and acting associate dean for academic affairs at the University of Illinois College of Medicine. A native of Kansas, Dr. Reynolds holds a M.S. and a Ph.D. in zoology from the University of Iowa, as well as a B.S. in biology from Emporia State University, Kansas. She was a National Science Foundation Predoctoral Fellow and an honorary Woodrow Wilson Fellow. Dr. Reynolds is a director of Abbott Laboratories, Humana Inc., Owens Corning and the Champaign-Urbana News Gazette.

How often did the Board of Directors meet during 2008?

During the fiscal year ended December 31, 2008, the Board of Directors held twelve meetings. Each director serving on the Board of Directors in fiscal year 2008 attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors meets in Executive

Session, without any members of management present, at each regularly scheduled meeting of the Board of Directors. The independent directors elect a Presiding Director annually. Donald Grimm served as the Presiding Director from April 2006 until April 2008. W. Ann Reynolds, Ph.D. has served as the Presiding Director since April 2008. The Presiding Director presided at each Executive Session in 2008.

Who are the independent directors on the Board of Directors?

The Board of Directors has determined that, other than Gregory T. Lucier, our CEO, each of the members of the Board of Directors is an independent director in accordance with Nasdaq listing standards.

What is the Company’s policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?

Members of the Board of Directors are strongly encouraged to attend the 2009 Annual Meeting of Stockholders. At the 2008 Annual Meeting of Stockholders, all ten of the incumbent directors were present.

What committees has the Board of Directors established?

The Board of Directors has established an Audit Committee, a Compensation and Organizational Development Committee, a Governance and Nominating Committee, and a Science and Technology Committee. Each committee operates under a written charter approved by the Board of Directors. The charters of each committee are available on the Company’s website at http://www.lifetechnologies.com. The Audit Committee consists of Mr. Dittamore, Mr. Adam, Mr. Grimm, Mr. Iyer and Mr. Lorimier, and Mr. Dittamore serves as the Chairman. The Compensation and Organizational Development Committee consists of Mr. Matricaria, Mr. Longfield, Dr. Reynolds, Mr. Shanahan and Dr. U’Prichard, and Mr. Matricaria serves as the Chairman. The Governance and Nominating Committee consists of Mr. Iyer, Mr. Dittamore, Mr. Matricaria and Dr. Peterson, and Mr. Iyer serves as the Chairman. The Science and Technology Committee consists of Dr. Peterson, Mr. Grimm, Mr. Levine, Mr. Lorimier and Dr. U’Prichard, and Dr. Peterson serves as the Chairman.

Audit Committee.  The Audit Committee’s function is to review with our independent registered public accounting firm and management the annual financial statements and independent registered public accounting firm opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm, review and approve all professional services performed and related fees charged by the independent auditors, be solely responsible for the retention or replacement of the independent registered public accounting firm, and monitor the adequacy of the Company’s accounting and financial policies, controls, and reporting systems. During 2008, the Audit Committee held eight meetings.

The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the Nasdaq listing standards that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Rule 4350(c) and the definition of “independent” under the Sarbanes-Oxley Act of 2002. Additionally, the Company certifies that it has, and will continue to have, at least one member of the Audit Committee that is defined as an “audit committee financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Currently, the Board of Directors has determined that Raymond V. Dittamore and Balakrishnan S. Iyer are “audit committee financial experts.” Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee below.

Compensation and Organizational Development Committee.  The functions of the Compensation and Organizational Development Committee in 2008 included providing guidance to management and assisting the Board of Directors in matters relating to the compensation of the CEO and senior executives, the organizational structure of the Company, the Company’s compensation and benefits programs, the Company’s succession, retention and training programs, and such other matters that have a direct impact on the success of our human resources. During 2008, the Compensation and Organizational Development Committee held eight meetings.

The Board of Directors and the Compensation and Organizational Development Committee believe that the Compensation and Organizational Development Committee’s current member composition satisfies the rule of the Nasdaq listing standards that governs committee composition, including the requirement that committee members all be “independent directors” as that term is defined by Nasdaq Rule 4350(c) and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

The Governance and Nominating Committee.  The functions of the Governance and Nominating Committee include leading any searches for new Board of Director candidates, reviewing and making recommendations to the Board of Directors regarding director compensation, and making recommendations to the Board of Directors regarding director nominees to be put forth by the Board of Directors at each annual meeting of stockholders. In addition, the area of corporate governance has taken on increasing importance in the creation and preservation of stockholder value. Therefore, the Governance and Nominating Committee focuses on core processes that the Board of Directors and its committees utilize to carry out their responsibilities, including fundamental issues such as how decisions are made. During the year ended December 31, 2008, the Governance and Nominating Committee held five meetings.

The Board of Directors and the Governance and Nominating Committee believe that the Governance and Nominating Committee’s current member composition satisfies the rule of the Nasdaq listing standards that governs committee composition, including the requirement that committee members all be “independent directors” as that term is defined by Nasdaq Rule 4350(c) and the definition of “independent” under the Sarbanes-Oxley Act of 2002.

The Science and Technology Committee.  The Science and Technology Committee examines management’s direction and investment in the Company’s research and development and technology initiatives. The Science and Technology Committee functions as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board of Directors on matters relating to the investment in the Company’s research and development and technology initiatives. The Science and Technology Committee’s actions are generally related to high-level policy and strategy. The administration of the research and development function remains the responsibility of management. During the year ended December 31, 2008, the Science and Technology Committee held four meetings.

Who are the nominees for election at the 2009 Annual Meeting of Stockholders?

The Governance and Nominating Committee will consider for inclusion in its nominations of new directors those nominees recommended by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board of Directors candidates referred by such stockholders will be considered on the same basis as Board of Directors candidates referred from other sources. Any stockholder who wishes to recommend for the Governance and Nominating Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 5791 Van Allen Way, Carlsbad, CA 92008.

The Governance and Nominating Committee recommended Donald W. Grimm, Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan, to be nominated by the Board of Directors for election to Class I of the Board of Directors at the Annual Meeting of Stockholders. In addition, the Governance and Nominating Committee recommended Arnold J. Levine, Ph.D. to be nominated by the Board of Directors for election to Class II of the Board of Directors at the Annual Meeting of Stockholders.

In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Governance and Nominating Committee considers the Company’s corporate governance principles, which include the following:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. They must be actively engaged in the pursuit of information relevant to the Company’s business and must constructively engage their fellow Board of Directors members, the CEO, and other members of management in dialogue and decision making. The Board of Directors will represent diverse experience at policy-making levels in business and technology in areas that are relevant to the Company’s global activities.

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

A supermajority of at least 2/3 of the directors will be independent directors as defined in the National Association of Securities Dealers, Inc. (NASD) rules for companies listed on the Nasdaq National Market. Directors who do not meet the NASD Manual’s independence standards also make valuable contributions to the Board of Directors and to the Company through their experience and wisdom.

In general, to be considered independent under the NASD Manual rules, the Board of Directors must determine, among other things, that a director does not have any relationships that, in the Board of Directors’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors will make an affirmative finding with respect to the independence of directors not less frequently than annually. The Board of Directors has determined that other than Mr. Lucier, the Company’s CEO, each of the current members of the Board of Directors, including the nominees for Class I director, are independent directors.

In addition to the policy that a supermajority of the Board of Directors members satisfy the independence standards discussed in the section above, members of the Audit Committee must also satisfy additional NASD independence requirements. Specifically, they may not directly or indirectly receive any compensation from the Company other than their directors’ compensation, must not have participated in preparing the financial statements of the Company or any of its subsidiaries during the past three years, and must not be affiliated with the Company except through their membership on the Board of Directors and its committees.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Life Technologies’ financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, which is available at out website, http://www.lifetechnologies.com, the Audit Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

•	integrity of the Company’s financial statements;

•	financial reporting process;

•	systems of internal accounting and financial controls;

•	performance of the Company’s internal audit function and independent registered public accounting firm;

•	independent registered public accounting firm’s qualifications and independence; and

•	compliance with ethics policies and legal and regulatory requirements.

The Audit Committee is composed solely of independent directors as defined by the listing standards of the NASD.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Life Technologies’ financial statements;

accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During 2008 the Audit Committee provided oversight and advice to management relating to management’s assessment of the adequacy of Life Technologies’ internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002. The Committee received periodic updates from management and Ernst & Young LLP relating to such assessment. The Audit Committee held regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the results of their quarterly reviews, and the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee provided oversight and guidance to members of management, including the Chief Legal Officer, Director of Internal Audit (who reports to the Audit Committee), and Director of Compliance on the Company’s policies and procedures relating to risk assessment and risk management and on the legal and regulatory compliance programs. The Committee received periodic reports on these matters throughout the year.

The Audit Committee met on eight occasions in 2008. The Audit Committee met privately with Ernst & Young LLP, the internal auditor, and the Chief Financial Officer (CFO) at each regular meeting.

Life Technologies has an internal audit department that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan and receives regular updates on internal audit activity. Updates include discussion of results and findings by the internal audit team, follow up, staffing level of the internal audit function, and assessment of internal controls and risk of fraud.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence. In addressing the quality of management’s accounting judgments, the Audit Committee asked for management’s representations and reviewed certifications prepared by the CEO and CFO that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Life Technologies’ Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Life Technologies’ outside auditors, Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young

LLP. The Audit Committee has delegated to its chairman the ability to pre-approve non-audit services. Such pre-approval is later reported to the Audit Committee. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading “PRINCIPAL ACCOUNTING FEES & SERVICES.” Although the Audit Committee has the sole authority to appoint independent auditors, the Audit Committee is continuing its long-standing practice of recommending that the Board of Directors ask the stockholders to ratify the appointment at the Annual Meeting.

AUDIT COMMITTEE

Raymond V. Dittamore, Chairman
George F. Adam
Donald W. Grimm
Balakrishnan S. Iyer
Bradley G. Lorimier

PRINCIPAL ACCOUNTING FEES AND SERVICES

In connection with the audit of the 2008 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2008 and 2007, and all other fees paid by the Company during 2008 and 2007 to its principal accounting firm, Ernst & Young LLP:

	For the Years
	Ended December 31,
(in thousands)	2008	2007

Audit Fees	$4,345	$3,412
Audit-Related Fees	694	933
Tax Fees	1,253	732
All Other Fees	0	0

Total	$6,292	$5,077

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence. The fees listed under “Audit Fees” above were incurred for service related to the annual audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings and engagements. In 2008 and 2007, audit fees also included fees incurred for the audits of the effectiveness of internal control over financial reporting. The fees listed under “Audit-Related Fees” above were incurred for service related to mergers and acquisitions, dispositions, and benefit plan audits, and the fees listed under “Tax Fees” above were incurred for service related to federal, state and international tax compliance and planning. The Audit Committee approves non-audit services by Ernst & Young LLP on an ad hoc basis, and has vested authority with Raymond V. Dittamore, the chairman of the Audit Committee, to approve non-audit services as needed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction/Corporate Governance

Compensation and Organizational Development Committee Members and Compensation and Organizational Development Committee Charter

Committee Members

The Compensation and Organizational Development Committee of the Board of Directors is made up of the following five Board members: Ronald A. Matricaria, who serves as Chairman, William H. Longfield, W. Ann Reynolds, Ph.D., William S. Shanahan, and David C. U’Prichard, Ph.D.

The Board of Directors and the Committee annually determine whether the Committee’s current membership satisfies the rule of the Nasdaq listing standards that governs committee composition, including the requirement that committee members all be “independent directors” as defined by Nasdaq Rule 4350(c) and the definition of “independent” under the Sarbanes-Oxley Act of 2002. The Board of Directors and the Committee believe that the current members of the Committee satisfy these requirements.

Charter and Functions of the Committee

The functions of the Committee in 2008 included providing guidance to management and assisting the Board of Directors in matters relating to:

•	the compensation of the Chief Executive Officer (CEO) and senior executives;

•	organizational structure;

•	compensation and benefits programs; and

•	succession, retention and training programs.

The Committee’s charter states that the Committee will:

•	collaborate with executive management in developing a compensation philosophy;

•	make recommendations to the Board of Directors on the compensation of the CEO (the full Board of Directors, other than the CEO Officer, participates in the evaluation of the CEO and makes final decisions regarding CEO compensation);

•	evaluate and approve compensation for the other executive officers; and

•	oversee the general employee benefit programs, including our equity incentive plans, our employee stock purchase plans, and similar programs.

The Committee reviews the adequacy of its charter at least annually. The Committee did not make any material changes to its charter as a result of the most recent review in July 2008. The Committee’s complete charter is available at our web site at: www.lifetechnologies.com.

The Committee chairman is responsible for setting the Committee’s meeting agenda and calendar.

Compensation Consultant

The Compensation Group in the Human Resources Department supports the Committee in fulfilling its charter. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee, beginning in September 2006, has engaged DolmatConnell & Partners, Inc. (DolmatConnell or the Consultant), as its independent outside compensation consultant to advise the Committee on matters related to CEO and other executive compensation. DolmatConnell advises the Committee and our management on executive compensation benchmarking and program design and frequently attends the Committee meetings.

The Consultant:

•	recommends to the Committee the industry peer group (the Peer Group) for purposes of comparison and benchmarking executive compensation; and

•	performs compensation analyses, focused on comparisons of financial performance and compensation as requested by the Committee and management.

The Consultant’s assignments are determined by the Committee Chair and/or management as directed by the Committee.

Roles of Executives in Establishing Executive Compensation

Our CEO, the Senior Vice President of Human Resources (the SVP of HR), and CFO are also involved in the executive compensation process.

Gregory T. Lucier, the CEO:

•	reviews with the Committee the performance of his direct reports;

•	recommends to the Committee for his direct reports: base salary increases, bonus payments under the Incentive Compensation Plan (annual bonus) and stock award levels for the long-term incentive plan;

•	recommends short-term and long-term Company financial and non-financial performance goals that are used throughout many components of the compensation plans; and

•	advises the Committee regarding the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals, except as relates to his own compensation.

Dr. Peter M. Leddy, SVP of HR, provides:

•	external data, including compensation benchmarking for employees below the executive level, and workforce dynamics in the marketplace;

•	data, including turnover ratios, 360[o] feedback on peers, and performance appraisal information;

•	quarterly reports of all equity grants that we make; and

•	advises the Committee regarding the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals.

David F. Hoffmeister, SVP and CFO, provides:

•	input on the financial target for our Incentive Compensation Plan, which is taken from our annual operating plan; and

•	data regarding the impact of the executive compensation programs on our financials.

The CEO and the SVP of HR attend the meetings of the Committee, but do not participate in the Executive Sessions.

The Committee delegates to the SVP of HR and the Vice President of Global Compensation and Benefits the ability to approve long-term incentive awards to our new hires and employees within defined parameters. The Committee has approved these parameters to provide appropriate incentives to different career bands within Life Technologies, and receives quarterly reports regarding all equity awards made by management pursuant to this delegation of authority. Additionally, the Committee has authorized the CEO to approve any base salary increases, bonuses, or new-hire offer packages with the exception of those for officers who are subject to the requirements of Section 16 of the Securities and Exchange Act of 1934.

Dating and Pricing of Equity Awards

The Company has a written policy addressing the appropriate dating and pricing of all equity awards. The Company makes equity grants on the 1st day of the month following the approval of the grant by the Committee or by management within the parameters described above. Stock options granted from the Life Technologies 2004 Equity Incentive Plan or the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan have an exercise price equal to the closing price for the Company’s common stock on the Nasdaq Global Select Market on the date of grant.

Committee Activity

Upon completion of the merger between Invitrogen and Applied Biosystems, the size and scope of the Company became significantly larger, more than doubling the revenues, the number of employees and the number of locations in which we operate. The Committee recognizes the increased responsibilities of the CEO and our executive officers, and spent much time in 2008 planning for the integration of the two companies and securing the retention of certain executives and key employees.

Recognizing the importance of maintaining (i) sound principles for the development and administration of executive compensation and (ii) strong links between executive pay and Company performance, the Committee took the following steps, among others, in 2008:

•	held executive sessions (without Company management present) at every Committee meeting;

•	updated our industry-specific peer group for executive compensation and performance comparisons following the merger of Invitrogen and Applied Biosystems;

•	continued a Performance-Based Restricted Stock Unit Plan for the CEO and the executive officers that provides a closer link between pay and pre-determined financial targets; and

•	completed an annual review of detailed executive compensation and benefits tally sheets for all executive officers.

Using the tally sheets developed by the Consultant for management and the competitive analysis provided by the Consultant, the Committee was able to review both the competitiveness and appropriateness of each element of executive compensation, considering the merger between Invitrogen and Applied Biosystems and how the new, combined entity would approach executive compensation. The Committee considered several factors in these reviews, including:

•	each executive’s total compensation;

•	all equity awards that have been granted to each executive since starting employment with our Company or its predecessors (Invitrogen or Applied Biosystems);

•	the total potential value of all equity awards made to each executive officer, based on several potential share price growth scenarios; and

•	the degree of internal parity between executives based on performance and scope of the executive’s role in the Company.

In general, each year the Committee also considers the competitive market for executive compensation. The Committee seeks to maintain competitive compensation because we believe that attracting and retaining exceptional talent is a key component in building a sustainable competitive advantage in the market. The Committee considers the need and rationale for each element of compensation and the amounts that are targeted and awarded in relation to our performance vis-à-vis the performance of the Peer Group. The Committee seeks to strike an appropriate balance between risk and reward in the executive compensation programs, driving Company performance without creating an opportunity for excessive risk taking.

The Committee completed reviews of the competitive market as part of the merger and integration planning for the combination of Invitrogen and Applied Biosystems. The Committee believed that a complete “blank slate” review of compensation with a new Peer Group was needed, due to the substantial increase in the size of Life Technologies following the merger, measured by revenue, net income, and number of employees. The Named Executive Officers (NEOs) that were retained from legacy Invitrogen were: Gregory Lucier, CEO, David Hoffmeister, CFO, Bernd Brust, President and Chief Commercial Operations Officer, and Peter M. Leddy, SVP of HR. The Named Executive Officer who was retained from legacy Applied Biosystems was Mark Stevenson, our President and Chief Operating Officer (COO).

After conducting the blank slate review and considering the new size and scope of Life Technologies, the Committee made adjustments to the compensation of the NEOs other than the CEO, and recommended to the Board of Directors that it approve adjustments to the compensation of the CEO. Because these adjustments were made in November 2008 upon the completion of the merger between Invitrogen and Applied Biosystems, the Committee decided not to conduct the regular annual review and adjustment of compensation for the CEO and the NEOs in 2009. The Committee intends to conduct its regular annual review of compensation for the CEO and NEOs, effective January 2010. The Committee believes that both the individual elements of compensation and the compensation in total for each NEO for 2008 are appropriate given the Company’s financial performance, the position vis-à-vis the competitive labor market, and his/her relative performance and impact on Life Technologies. The Committee also believes that the equity compensation awards made to the CEO and each NEO upon completion of the merger with Applied Biosystems were necessary and appropriate to align the interests of executives and shareholders from day one, and to drive the anticipated cost savings and revenue synergies that we have communicated to our stockholders.

During 2008, the Committee held eight meetings, which were attended by the Committee members, the CEO, the SVP of HR, and the VP of Global Compensation and Benefits. The Committee also held eight executive sessions during 2008, which were attended by the Committee members. The Consultant attended several of the meetings and several of the executive sessions, as requested by the Committee.

Objectives of Compensation Programs

Compensation Philosophy

The primary underlying premise of our executive compensation philosophy is that pay should be performance-based, vary with the attainment of specific objectives, and be aligned with the interests of Life Technologies stockholders. The Committee’s primary objective is to employ compensation to differentiate and reward individual performance based on our overall business results, progress toward individual goals and objectives, and leadership behaviors consistent with our long-term success. The Committee employs the following core principles to guide its decisions.

Pay competitively:  The Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. Performance can result in an individual’s total compensation that is higher or lower than market position. The Consultant compiles this competitor and market data at the request of, and working with, the Committee.

Pay-for-performance to Align Executive and Stockholder Interests:  The Committee structures executive compensation programs to align with business performance and results that increase stockholder value over time. These programs include the specific measures of financial performance, operational objectives, and total stockholder return.

Foster an ownership mentality:  The Committee believes that using compensation to help build an ownership culture effectively aligns the interest of management and our stockholders. Accordingly, the Committee requires executives and members of the Board of Directors to retain specific levels of our stock. Moreover, the Committee utilizes equity based compensation for the CEO and the executive officers, including performance-contingent restricted stock units, to provide incentives for the CEO and the executive officers to enhance stockholder value.

Have a total compensation perspective:  The Committee views all components of pay together in making compensation decisions. These components include base salary, annual incentives, long-term incentives, fringe benefits and perquisites.

The Committee reviews its compensation philosophy regularly. It conducted its most recent review in October 2008 to ensure that legacy Invitrogen and legacy Applied Biosystems compensation philosophies were compatible. Upon review, the Committee found that the two companies’ compensation philosophies were based on appropriate principles and were not substantially different. The Committee thus decided to combine the two companies’ philosophies, which did not result in any significant changes to the overall philosophy in 2008. However, the Committee made specific changes to compensation packages for its executives in light of their increased responsibilities and the changes to our Peer Group. We describe these changes in detail in the Compensation Programs Design section below.

Benchmarking

The Committee benchmarks all elements of total direct compensation (base salary, bonus, total cash compensation, and all forms of long-term incentives) to the competitive marketplace. Working with the Consultant, the Committee considered several factors to determine the companies in the Peer Group. The Committee has in this Peer Group companies that:

•	generally overlap with our labor market for talent, but may not be identical;

•	exhibit revenue and market capitalization size within approximately 1/2x to 2x the Company’s revenue and market capitalization (about 50% of the group is larger and 50% is smaller, with modest exceptions for industry leaders);

•	possess a business model, characteristics, growth potential, and human capital intensity that are similar, though they need not be identical; and

•	are U.S.- based public companies so that proxy statements and 10-K’s can be used to provide the appropriate compensation and firm financial data.

The Committee believes that the mix of companies in the Peer Group provides a reasonable comparison for pay and performance purposes.

The Consultant provided recommendations to update the Peer Group in June 2008 to reflect the fact that Life Technologies was expected to have more than double the revenues and market capitalization than legacy Invitrogen. Therefore, the Committee found it crucial that the Peer Group reflect this growth in order to accurately assess the executive compensation program. In 2008, the updated Peer Group consisted of: Agilent Technologies, Inc., Allergan, Inc., Becton, Dickinson and Co., Biogen Idec, Inc., C.R. Bard, Inc., DENTSPLY International, Inc., Forest Laboratories, Genzyme Corporation, Hospira, Inc., Quest Diagnostics, Inc., Sigma-Aldrich Corp., St. Jude Medical, Inc., Thermo Fisher Scientific, Inc., Varian Medical Systems, Inc., and Waters Corp.

Prior to the adjustments made in November 2008 after the completion of the merger with Applied Biosystems, the base salaries and target total cash compensation of our NEOs were positioned between the 50th and 60th percentiles of the updated Peer Group. On average, the long-term incentives and target total direct compensation of our NEOs were positioned between the 25th and 50th percentiles of the updated Peer Group.

Compensation Program Design

Elements of Compensation

Elements of In-Service Compensation

Compensation Mix

Upon completion of the merger with Applied Biosystems, the combined Company doubled in size. Accordingly, firm size in the Peer Group increased, with a corresponding increase in the compensation for executives within our competitive market. Furthermore, we believe the completion of the merger may constitute a change-in-ownership under certain executives’ change-in-control (“CiC”) agreements. In order to address the retention of key executives and remove any distraction related to potential payments under their applicable CiC agreement, the Committee approved an enhanced pay package in consideration for the executives’ waiving certain rights to their current CiC agreement. This enhanced pay package consisted of an accelerated 2009 merit increase effective on the date of the merger, an accelerated 2009 equity incentive grant in the form of stock options and restricted stock units effective on the date of the merger, and eligibility for a special synergy bonus plan which is designed to provide a focused incentive to reduce costs and increase efficiencies related to the merger with Applied Biosystems as well as act as an additional retention device over the two-year life of the plan. Each of the NEOs, other than the CEO, is eligible for the synergy bonus plan.

Base Salary

Base salaries are the only fixed element of total compensation. They reflect each executive’s responsibilities, the impact of the job, and the contributions each executive delivers to Life Technologies. Salaries are determined in part by competitive levels in the market — what companies in the Peer Group and executive compensation surveys pay executives with comparable responsibilities and job scope — and in part by relative pay amongst internal peers. Each year, the Committee reviews and establishes the base salary of Life Technologies’ executive officers. Increases, if any, are based on individual performance and market conditions. To gauge market conditions, the Committee evaluates the competitor and market data compiled by the Consultant. We target base salaries to approximate the Peer Group 65th percentile and total cash compensation to approximate the Peer Group 70th percentile.

The Committee generally reviews officer salaries annually at the end of the year. As previously mentioned, in 2008 the Committee reviewed recommendations for salary adjustments for executive officers at its July 2008 meeting, such adjustments to be effective after completion of the merger with Applied Biosystems. The Committee typically reviews the performance and compensation of the CEO in several meetings from October to February of each year, and the Board makes adjustments to the CEO’s compensation effective January 1st. However, this time frame was accelerated due to the merger with Applied Biosystems. Accordingly, in November 2008, the Board voted to increase the CEO’s base salary to $1,075,000 for 2009, to better align with Peer Group practices. The CEO’s base salary is now at the 55th percentile of the Peer Group for CEO base salary compensation. The other NEOs also received a base salary increase to the 65th percentile of the updated Peer Group data.

Non-Equity Incentive Plan Compensation

In most regions around the world, employees at all levels at Life Technologies, including the CEO and NEOs, are on an annual bonus plan, called an Incentive Compensation Plan (“ICP”). There are two distinct programs for fiscal year 2008: the Invitrogen 2008 ICP and the Applied Biosystems FY09 ICP. Legacy Invitrogen eligible employees participate in Invitrogen’s 2008 ICP, which provides for an annual cash bonus based on the achievement of corporate financial goals and for results relative to individual objectives. Legacy Applied Biosystems’ eligible employees participated in the Applied Biosystems FY09 ICP for the last six months of 2008. This plan provided for a cash bonus based on achievement of corporate financial goals and for results relative to individual objectives. Effective January 1, 2009, all eligible Life Technologies employees will participate in a common ICP that is funded by one financial measure — operating income.

2008 Invitrogen ICP

The 2008 Invitrogen ICP was approved in December 2007, and is based on operating income in calendar year 2008. The payouts will be made in March 2009, but are included in the Summary Compensation Table as compensation for 2008. The ICP for 2008 features a performance threshold: the Company must achieve 91% of the operating income target before any ICP bonus is earned. If the Company does not achieve at least 91% of the operating income target, then the Company will not pay incentive compensation bonuses under the ICP. However, we have the discretion to maintain a small non-incentive bonus reserve for exceptional employee recognition, reward and retention. Once the Company meets the threshold for operating income, the Company will fund an incentive bonus pool, and the Company will assign each eligible employee a preliminary bonus amount based on performance.

Each employee’s preliminary bonus amount for 2008 is subject to an individual multiplier based on the employee’s overall performance, achievement of individual goals and objectives, and the relative contribution as determined through our performance calibration process. An employee may earn from 0% to 200% of the target bonus, depending on his/her performance as measured against: the objectives set forth at the beginning of the ICP plan year or during the annual performance appraisal process, the employee’s overall performance, and the employee’s relative contribution as determined through our performance calibration process.

Target awards are expressed as a percentage of an executive’s eligible earnings. Bonus targets for 2008 were 150% for the CEO and 75% for other NEOs (excluding the COO, who is covered under the Applied Biosystems FY09 ICP, discussed below). The total award to any one individual is capped at 200% of the individual’s target. Based on our strong financial performance in 2008, the Board of Directors awarded an ICP bonus of $2,050,000 to the CEO, and the Committee approved bonuses for the NEOs as follows:

•	David F. Hoffmeister, Chief Financial Officer	$445,315
•	Bernd Brust, President and Chief Commercial Operations Officer	$548,136
•	Peter M. Leddy, Ph.D., Senior Vice President, Human Resources	$372,075

The financial performance measure used in the 2008 Incentive Compensation Plan was operating income, which we believe is strongly related to the creation of total stockholder value. The Committee set the budgeted operating income figure as the target for the 2008 Incentive Compensation Plan. The Board of Directors approved the 2008 budget which includes the operating income target.

The Company constructed the ICP with significant downside risk and upside potential. As stated previously, the Company needed to achieve 91% of the corporate operating income goal before there was any bonus payment at all. On the upside, the Company could pay as much as 200% of the target payout if we achieved over 115% of the operating income goal.

The Company set targets in 2008 that represented accelerated growth and required significant performance effort to achieve. The Company exceeded the 2008 corporate operating income goal, and accordingly, the Company funded ICP bonuses at 125% of target. The particular ICP bonuses paid to each NEO for 2008 is included in the Summary Compensation Table, and reflects the judgment of the Committee (and in the case of the CEO, the Board of Directors) regarding the performance of each NEO in 2008.

Applied Biosystems FY09 ICP

For the period from July 1 to December 31, 2008, Legacy Applied Biosystems eligible employees participated in an incentive bonus plan called the Applied Biosystems FY09 ICP, which also provides for an annual cash bonus based on achievement of corporate financial goals and for results relative to individual objectives. The Merger Agreement provided that, prior to the closing of the merger, Applied Biosystems’ Board of Directors would adopt the AB FY09 ICP and approve the modifiers for business and individual performance prior to the closing. For the FY09 ICP, the COO’s bonus target was 100%. The Board of Applied Biosystems determined that the business modifier was 150%, and the individual modifier for the COO was 140%. The bonuses payable pursuant to the Applied Biosystems FY09 ICP will be paid in March 2009, but are included as 2008 compensation in the Summary Compensation Table.

•	Mark Stevenson, President and Chief Operating Officer	$709,122

2009 Life Technologies ICP

Effective January 1, 2009, all eligible Life Technologies employees will participate in a common ICP, which is funded by one Company financial measure — operating income. Having one goal and a shared understanding of what it takes to achieve success creates a strong link between an employee’s performance, our performance and the effect of both on individual compensation. The 2009 ICP is substantially similar to legacy Invitrogen’s 2008 ICP, but features updated financial targets and an updated threshold for operating income that was adopted by the Committee in February 2009 based on the Company’s 2009 annual operating plan approved by the Board of Directors.

Additional Cash Payout in 2008 to our COO

Given provisions in the COO’s prior change-in-control agreement with Applied Biosystems that would have allowed him to have terminated his employment with Good Reason in conjunction with the merger, the Committee determined that it was in the Company’s best interest to secure the waiver of certain aspects of the prior change-in-control agreement. The Committee determined that securing this waiver was critical to maintain the continuity of the Senior Leadership Team and to ensure stability going forward, and thus approved a one time payment equal to three years of base salary and target bonus, plus reimbursement and gross-up for excise taxes in exchange for such waiver.

Long-Term Incentives

The Company designed the long-term incentive plan to align executives’ interests with those of our stockholders, promote personal ownership of Life Technologies stock and reward superior performance. We believe that the plan helps to reduce officer and employee turnover and to retain the knowledge and skills of valued officers and employees. The plan utilizes both stock options and restricted stock units, to strike a balance between:

•	rewarding financial progress with the retention value of restricted stock units; and

•	achieving superior financial results in the long term with the grant of stock options.

The Committee bases individual grants of equity-based awards on various factors, including:

•	Company results;

•	individual performance;

•	individual potential contribution to our success; and

•	competitor and market data.

In addition, at its April 2008 meeting, the Committee reviewed the analyses and recommendations for executive officer (other than the CEO) equity incentive awards provided by management. In reviewing the recommended grants, the Committee considered:

•	each officer’s performance and contribution during the fiscal year;

•	analyses reflecting the value delivered;

•	competitive practices; and

•	the proportion of equity incentive awards granted to each NEO, and the NEOs in aggregate, as a percentage of total options granted during the fiscal year.

In determining the size of awards, the Committee weighs the effects of annual equity-based awards as they affect the outstanding share pool against the need to provide attractive and competitive incentive compensation.

In 2008, we granted stock options, time-based restricted stock, and performance-based restricted stock to executive officers. This portfolio and mix of long-term incentives provides: 1) a strong incentive to reach financial goals (via stock options and performance accelerated restricted shares); 2) a strong retention focus through the time-based restricted shares; and 3) prudent management of our total share pool and annual burn rate. Options motivate long-term increases in common stock market price, because if the stock price does not increase, the award has no value. Time-vested restricted stock facilitates retention and provides immediate alignment with shareholders through current stock ownership. Performance-based restricted stock units are designed to promote and reward superior medium-term performance by using factors which align with Total Shareholder Return, such as the price of our common stock.

The Committee believes that this program encourages officers and other employees to work with a long-term view of our performance and to reinforce their long-term affiliation with Life Technologies and builds upon its pay-for-performance philosophy. In addition, this practice incorporates the growing prevalence in the marketplace of an incentive approach balancing short term and long term goals.

Annual equity awards to the CEO are typically granted in March and to the other executive officers in May, when equity awards are made to other leadership level employees. The Summary Compensation Table includes the stock option and RSU grants to the NEOs approved by the Committee and the grant to the CEO approved by our Board of Directors during the entire year 2008.

CEO Equity Grants

The CEO did not receive a regular 2008 equity grant because on February 28, 2007, the Board of Directors approved a grant of 800,000 performance shares to the CEO, details of which can be found below. The Committee believes that this grant and the related performance targets further align the interests of the CEO and the stockholders over the long-term, and will encourage behaviors in the CEO that will provide increases in stockholder value. While the Committee had originally decided in 2007 to not provide the CEO with any additional equity grants in 2008 given this performance share grant, the Committee decided to provide the CEO with an equity grant at the closing of the merger with Applied Biosystems in November 2008 to compensate the CEO appropriately for the additional challenges and responsibilities the CEO faces as a result of the merger. This grant also helped to align the CEO with Peer Group competitive values to ensure his retention and continued motivation. The Board of Directors and Committee believe that these equity grants align the CEO with our long-term interests, while other elements of the CEO’s compensation, such as base salary and ICP bonuses, are aligned toward short-term goals.

The 2007 performance share grant, which was effective March 1, 2007, will vest on February 28, 2010, only if:

•	the price of our common stock meets certain targets in the interim; and

•	the CEO remains employed by the Company on February 28, 2010 (if the CEO’s employment is terminated due to his death, his disability, a not-for-cause termination by the Company, or termination by the CEO for Good Reason, any tranche of performance shares associated with a targeted stock price that has been achieved will vest upon the termination).

None of the performance shares will vest unless the average closing price of the Company’s common stock over a continuous twenty trading day period meets or exceeds $40.00 per share, and then only five percent of the performance shares will vest. The remaining performance shares would be earned, based on achieving targeted closing prices for our common stock between $40.00 and $52.50 per share, and would vest on February 28, 2010. For each target closing price between $40.00 and $52.50 per share, no performance shares will vest unless the average closing price of our common stock over a twenty-day period meets or exceeds the applicable target closing price per share and the CEO is still employed by the Company on February 28, 2010. We have currently achieved the target stock price for 320,000 shares to vest on February 28, 2010, provided the CEO remains employed through that date.

If we achieve higher targeted closing prices, then larger portions of the performance share grant will vest. The performance target for vesting of the performance shares in their entirety represents a significant increase from the Company’s current stock price. We cannot assure you that we will achieve any of the remaining performance targets, but the Committee believes that this grant will encourage behaviors in the CEO that will provide increases in stockholder value.

The Committee believes that the performance share grant provides a strong incentive for the CEO to drive behaviors to maximize stockholder value for the combination of Invitrogen and Applied Biosystems. Therefore, the CEO is not included in the synergy bonus plan.

2008 Long-Term Incentive Grants

The 2008 long-term incentive grants were made to all of the NEOs, except for the CEO and the COO. These grants were made in May 2008 and were a mix of stock options, time-vested restricted stock units and performance-based restricted stock units. We granted approximately 60% of the long-term incentive opportunity in the form of stock options, approximately 20% of the long-term incentive award in the form of time vested restricted stock units, and 20% performance based restricted stock units to executive officers.

We grant non-qualified stock options at an exercise price equal to the fair market value of Life Technologies’ Common Stock on the date of the grant. Options vest over four years, twenty-five percent on each anniversary of the grant date. Restricted Stock Units vest 100% on the third anniversary of the grant date, and Performance Shares vest on February 28, 2010, if the closing price of our common stock has averaged over $52.50 per share on twenty consecutive trading days.

2009 Accelerated Long-Term Incentive Grants

The grants that would ordinarily have been made in March and May 2009 to the CEO and the NEOs were accelerated to November 2008 in order to provide retention and incentives to the executive leadership immediately upon the closing of our acquisition of Applied Biosystems. The Committee believes that these grants were necessary to ensure that the executives who have a major impact in the success of the merger would be retained and sufficiently incented to drive maximum shareholder value throughout the integration. These grants help to drive the anticipated cost savings and revenue synergies that we have communicated to our stockholders. Because these equity awards were accelerated to 2008 from 2009, no additional equity grants to these NEOs will be provided in 2009. For the accelerated 2009 equity incentive grant effective on the date of the merger, we granted approximately 50% of the long-term incentive opportunity in the form of stock options and 50% in the form of time-based restricted stock units.

Personal Benefits and Perquisites

The Committee oversees the design, implementation and administration of all Company-wide benefit programs. We offer a limited number of additional benefit programs to our senior management. The perquisites and benefits include supplemental long-term disability insurance, a financial counseling allowance, a non-qualified deferred compensation plan, some additional personal security, and an annual executive comprehensive health examination. We own an airplane, which we use solely for corporate business trips. We have a contract with Jet Source Charter, Inc. to manage the aircraft, which is available for charter when not in use by the Company. For Company-related travel, executive employees may be accompanied by guests or family members, provided space is available. In that case, the Company will use its payroll mechanism to reflect the cost of such guest’s travel in the executive’s income at the then prevailing Standard Industry Fare Level rates.

The amounts relating to these perquisites are disclosed in the footnotes to the Summary Compensation Table in this Proxy Statement. The Committee believes that these additional benefits help to promote the health and financial security of the executives and are necessary to ensure the retention and performance of executives. With the assistance of the Consultant, the Committee will continue to periodically review the cost and prevalence of these programs to ensure these programs are in line with competitive practices and are warranted, based upon the business need and contributions of the executive team.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan (“ESPP”) in which most employees globally, including executives, may choose to participate. Participants may purchase up to $25,000 in our stock per calendar year at a price equal to 85% of the fair market value of the stock at either the beginning or end of each three-month purchase period, whichever is lower. For legacy Invitrogen employees, the price for each quarterly purchase period can be carried forward for up to two years, unless the price as calculated at the end of a subsequent offering period would be lower. The Committee believes that the ESPP provides another effective vehicle for enabling our executives and employees to increase their ownership position in Life Technologies, thereby promoting an ownership mentality and a tighter link between the interests of employees and stockholders.

Employment Agreements

We use employment agreements for our executive officers in very select cases, generally when it is necessary to secure the services of a newly hired executive. We have entered into employment agreements with:

•	Greg T. Lucier, the current Chairman and Chief Executive Officer, effective May 30, 2003;

•	David F. Hoffmeister, the Chief Financial Officer, Senior Vice President, Finance, effective October 13, 2004; and

•	Mark Stevenson, the President and Chief Operating Officer, effective November 21, 2008.

We have entered into letter agreements with each of the other executive officers outlining the terms of their employment and the elements of their compensation. Each of these letter agreements follows our standard employment offer template, and provides for employment at will.

The compensation resulting from the employment agreements and letter agreements are disclosed as required in the tabular and narrative disclosures below.

Elements of Post-Termination Compensation

Change-in-Control Agreements

We have change-in-control agreements in place for the CEO and executive officers who are direct reports to the CEO or the COO. The rationale for these agreements is that in the event of a change in control of Life Technologies, these individuals are the most likely to lose their jobs as a result of redundancy in executive positions.

The agreements that are in place are “double trigger” agreements — there must be a change in ownership and a termination or constructive termination of employment of the executive after the change in control, which protects the merged Company should it wish to maintain the services of the executive.

The change-in-control agreement provides for the executive to receive, in the event of a double trigger occurrence:

•	two times his/her existing base salary;

•	two times the higher of the last bonus paid or the target bonus;

•	up to twenty-four months of health insurance continuation through COBRA (which ceases should the executive accept a new position with health insurance coverage before the twenty-four month period ends);

•	outplacement assistance for nine months;

•	acceleration of vesting of all outstanding long-term incentive awards; and

•	a tax gross-up if IRC 280G excise tax penalty is imposed for “excess parachute payments.”

Each NEO, with the exception of the CEO, have signed a limited waiver of the benefits under his applicable change-in-control agreement as it relates to the merger with Applied Biosystems, in exchange for the enhanced compensation package described earlier.

Severance Plan

On February 20, 2006, the Committee approved a new executive officer severance plan to provide severance benefits to eligible executives (as defined in the severance plan) whose employment is terminated involuntarily under certain circumstances. In 2007 and 2008, we updated the executive officer severance plan to comply with IRS Regulation 409A. We did not make any other material changes to the executive officer severance plan in 2008.

Any executive currently working at the executive officer level whose employment is terminated involuntarily is eligible for severance benefits, provided each of the following requirements is met:

•	the termination of employment is not for cause;

•	employment is terminated involuntarily;

•	the termination is not due to retirement, death or disability of the executive;

•	the executive is not a temporary employee or a new hire who has not yet started to work on a regular, full-time or part-time basis;

•	the executive is not covered under any other severance-type plan, policy, arrangement or agreement that provides severance payments and benefits more favorable than those in the plan;

•	the executive has not agreed in writing to waive severance benefits under the severance plan or otherwise payable from us;

•	the executive signs and does not revoke a Confidential Separation Agreement and General Release of All Claims in a form acceptable to us; and

•	the executive has returned all Life Technologies property and equipment.

The following severance pay and benefits are payable under the severance plan:

•	twelve (12) months of base salary;

•	the executive’s target incentive bonus under the ICP for the year in which the termination occurred, prorated to the date of termination;

•	nine months of outplacement assistance through a designated service provider to eligible executives; and

•	the monthly premiums required to continue an eligible executive’s group health insurance coverage for a period of twelve (12) months.

Information regarding applicable payments under the change of control and severance arrangements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership/Retention Guidelines

Stock Ownership Guidelines

The Committee has determined that each of the executive officers should own a significant amount of the Company’s Common Stock, relative to each officer’s base salary in order to more closely align the interests of the executive officers with those of stockholders. Officers are expected to attain these ownership levels within four years after their election or appointment to the specified officer position. The Committee expects the CEO to hold at least 90,000 shares of our Common Stock. Mr. Lucier currently meets this requirement. The Committee expects senior vice presidents to hold at least 20,000 shares of Life Technologies stock, depending on their respective positions. As of March 1, 2009, all of the current executive officers, except for Joseph Beery, were in compliance with these stock ownership guidelines. To measure compliance with the stock ownership guidelines, we include any outstanding shares of our Common Stock that the executive officer owns, as well as any restricted stock units or performance shares awarded to the executive, vested or unvested, which the officer holds. We do not include stock option awards for purposes of determining compliance with the stock ownership guidelines.

Stock Retention Guidelines

The Company does not have stock retention guidelines in addition to its stock ownership guidelines. The Committee believes that as long as executives are meeting and/or exceeding our stock ownership guidelines, there is no need for stock retention guidelines.

Executive Officer Stock Ownership Summary

Executive Officer	Shares Owned at March 1, 2009(1)	Stock Ownership Guideline
Nicolas M. Barthelemy	112,647	20,000
Joseph Beery	9,822	20,000
Bernd Brust	79,575	20,000
John A. Cottingham	60,217	20,000
Peter Dansky	47,065	20,000
Paul Grossman, PhD.	61,480	20,000
David F. Hoffmeister	89,140	20,000
Peter M. Leddy, Ph.D.	79,392	20,000
Gregory T. Lucier	1,164,356	90,000
John L. Miller	88,620	20,000
Mark O’Donnell	33,476	20,000
Mark Stevenson	72,000	20,000

(1)	Consists of Direct Stock Ownership, Restricted Stock Units and Deferred Stock Units, as applicable.

Impact of Regulatory Requirements

Policy on Deductibility of Named Executive Officer Compensation

In evaluating compensation program alternatives, the Committee considers the potential impact of Section 162(m) of the Internal Revenue Code (“IRC”). Section 162(m) eliminates the deductibility of compensation over $1 million paid to the NEOs, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period.

The Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive, performance-based compensation. However, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Committee’s guiding principles. Further, the actual impact of the loss of deduction for compensation paid to the CEO and the other top four highly compensated executives over the limitation would be small and would have a minimal impact on our overall tax position. Therefore, the Committee will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that preserve deductibility, consistent with its compensation goals.

Internal Revenue Code Section 409A

IRC Section 409A relates to accounting treatment for deferred compensation. In 2007 and 2008 the Committee reviewed all compensation plans and programs to ensure that they are compliant with IRC Section 409A, and has determined that they are compliant.

Impact of FAS 123R

FAS 123R requires companies to record option grants as expenses over the vesting period of the grant. Option expense is one factor that the Committee considers in the design of our long-term compensation programs. Other factors include:

•	the link to performance that each type of equity award provides;

•	the degree of upside leverage and downside risk inherent in each type of award;

•	the impact on dilution and overhang that the different equity awards have; and

•	the role that each type of equity award has in the attraction, retention, and motivation of our executive and key employee talent.

The Committee monitors our FAS 123R expense to ensure that it is reasonable, although expense is not the most important factor in making decisions about our long-term incentive plans.

REPORT OF THE
COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE
OF THE
BOARD OF DIRECTORS

The Compensation and Organizational Development Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation and Organizational Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s Proxy Statement on Schedule 14A.

Ronald A. Matricaria (Chairman)
William H. Longfield
W. Ann Reynolds, Ph.D.
William S. Shanahan
David C. U’Prichard, Ph.D.

2008 Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2008, concerning the compensation of the CEO and CFO of the Company and each of the three other most highly compensated executive officers as of December 31, 2008, whose total salary and bonus for the year ended December 31, 2008, exceeded $100,000 for services rendered in all capacities to the Company.

								(h)
								Change in
								Pension Value
							(g)	and
					(e)	(f)	Non-Equity	Non-Qualified	(i)
		(c)	(d)		Stock	Option	Incentive Plan	Deferred	All Other		(j)
(a)	(b)	Salary	Bonus		Awards	Awards	Compensation	Comp	Compensation		Total
Name and Principal Position	Year	($)	($)		($)	($)	($)(1)	Earnings	($)(2)		($)

Gregory T. Lucier	2008	978,404	0		4,920,309	1,587,444	2,050,000	0	64,244	(3)	9,600,401
Chairman and CEO	2007	910,000	0		5,037,483	3,028,082	2,047,500	0	45,747	(4)	11,068,812
	2006	904,615	0		1,328,832	2,861,864	287,674	0	20,493	(5)	5,403,478

David F. Hoffmeister	2008	475,192	0		545,668	1,969,738	445,315	0	48,430	(6)	3,484,343
CFO	2007	440,000	225,000		1,144,439	992,620	332,640	0	24,847	(7)	3,159,546
	2006	439,423	225,000		1,184,542	875,001	119,674	0	9,420	(8)	2,853,060

Peter M. Leddy, Ph.D.	2008	397,039	0		698,450	934,177	372,075	(9,977)	73,563	(9)	2,465,327
SVP, Global HR	2007	358,846	0		768,772	695,051	293,895	0	56,352	(10)	2,172,916
	2006	330,000	100,000		637,379	350,891	0	0	65,929	(11)	1,484,199

Bernd Brust	2008	421,846	0		492,714	799,977	548,136	(7,718)	33,042	(12)	2,287,997
President and Chief	2007	377,692	0		249,516	511,109	416,406	452	32,020	(13)	1,587,195
Commercial Operations Officer	2006	278,024	0		105,068	302,867	0	1,102	183,031	(14)	870,092

Mark P. Stevenson(15)	2008	75,000	6,744,492	(16)	36,530	74,783	709,122	62,882	2,199	(17)	7,705,008
President and COO	2007	0	0		0	0	0	0	0		0
	2006	0	0		0	0	0	0	0		0

(1)	2007 Figures consist of the full 2007 ICP award made March 14, 2008. Each NEO was eligible to elect to receive a portion of the 2007 ICP in restricted stock units, as described in the section entitled “Compensation Discussion & Analysis.” Any restricted stock units awarded as payment pursuant to the 2007 ICP will be reflected in column (e) in future Summary Compensation Tables as the cost of the restricted stock units are amortized.

(2)	Consists of any Executive financial planning services, fringe benefits, 401(k) matching program, supplemental life insurance and any loan subsidy.

(3)	Consists of Executive financial planning services of $19,984, 401(k) matching of $6,900, supplemental life insurance premium payments of $15,801, executive physical of $2,500, health insurance contribution of $11,088, enhanced security protection of $7,921, and miscellaneous award of $50.

(4)	Consists of Executive financial planning services of $10,000, 401(k) matching of $6,750, supplemental life insurance premium payments of $15,513, executive physical of $2,500 and health insurance contribution of $10,984.

(5)	Consists of Executive financial planning services of $12,033, 401(k) matching of $6,600 and supplemental life insurance premium payments of $1,860.

(6)	Consists of Executive financial planning services of $13,667, 401(k) matching of $1,056, supplemental life insurance premium payments of $8,207, executive physical of $2,500, health insurance contribution of $7,567 and $15,433 for professional services rendered by Morrison Cohen, LLP.

(7)	Consists of Executive financial planning services of $7,500, supplemental life insurance premium payments of $7,352, executive physical of $2,500 and health insurance contribution of $7,495.

(8)	Consists of Executive financial planning services of $7,133, and supplemental life insurance premium payments of $2,287.

(9)	Consists of Executive financial planning services of $17,207, 401(k) matching of $6,900, supplemental life insurance premium payments of $3,424, executive physical of $2,500, and health insurance contribution of $11,088, enhanced security protection of $6,500, and housing loan of $25,944.

(10)	Consists of Executive financial planning services of $7,500, 401(k) matching of $5,651, supplemental life insurance premium payments of $2,990, executive physical of $2,500, health insurance contribution of $10,984 and housing loan of $26,726.

(11)	Consists of Executive financial planning services of $7,500, 401(k) matching of $6,600, supplemental life insurance premium payments of $2,904, executive physical of $2,500, health insurance contribution of $11,157 and housing loan of $35,268.

(12)	Consists of Executive financial planning services of $5,452, 401(k) matching of $6,900, supplemental life insurance premium payments of $3,803, executive physical of $2,500, health insurance contribution of $11,551, and medical expenses of $2,836.

(13)	Consists of Executive financial planning services of $7,500, 401(k) matching of $6,750, supplemental life insurance premium payments of $3,875, executive physical of $2,500, and health insurance contribution of $11,395.

(14)	Consists of Executive financial planning services of $7,500, 401(k) matching of $6,600, supplemental life insurance premium payments of $2,436, executive physical of $2,500, health insurance contribution of $11,157, foreign goods and services/foreign housing allowance of $107,463 and tax equalization of $45,375.

(15)	Consists of payments made from November 21, 2008 through December 31, 2008.

(16)	Consists of a cash payment equal to three years of base salary and target bonus, plus reimbursement and gross-up for excise taxes.

(17)	Consists of Executive financial planning services of $860, car allowance of $1,154, supplemental long-term disability refund of $53, and life insurance premium payments of $132.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to stock and option awards and other plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2008.

								All
								Other
								Stock
								Awards:	All Other
								Number	Option	Exercise	Grant Date
								of	Awards:	of Base	Fair Value
								Shares	Number of	Price of	of Stock
		Estimated Future Payouts			Estimated Future Payouts			of Stock	Securities	Option	and Option
	Grant	Under Non-Equity Incentive			Under Equity Incentive			or Units	Underlying	Awards	Awards
Name	Date	Plan Awards			Plan Awards			(#)	Options (#)	($/Sh)	($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	(i)	(j)	(k)	(l)

Gregory T. Lucier	03/14/08	0	0	0	0	0	0	22,532	0	0	921,333
Chairman and CEO	11/21/08	0	0	0	0	0	0	0	485,829	22.23	3,589,596
	11/21/08	0	0	0	0	0	0	161,943	0	0	3,599,993

Bernd Brust	03/14/08	0	0	0	0	0	0	4,582	0	0	187,358
President and Chief	05/15/08	0	0	0	0	0	0	7,256	0	0	339,944
Commercial Operations	05/15/08	0	0	0	0	0	0	0	32,656	46.85	499,908
Officer	11/21/08	0	0	0	0	0	0	41,610	0	0	924,990
	11/21/08	0	0	0	0	0	0	0	124,831	22.23	922,326

David F. Hoffmeister	03/14/08	0	0	0	0	0	0	3,660	0	0	149,657
CFO	05/15/08	0	0	0	0	0	0	6,400	0	0	299,840
	05/15/08	0	0	0	0	0	0	0	28,814	46.85	441,093
	11/21/08	0	0	0	0	0	0	41,610	0	0	924,990
	11/21/08	0	0	0	0	0	0	0	124,831	22.23	922,326

Peter M. Leddy, Ph.D.	03/14/08	0	0	0	0	0	0	3,234	0	0	132,238
SVP, Global HR	05/15/08	0	0	0	0	0	0	6,828	0	0	319,892
	05/15/08	0	0	0	0	0	0	0	30,736	46.85	470,516
	11/21/08	0	0	0	0	0	0	24,741	0	0	549,992
	11/21/08	0	0	0	0	0	0	0	74,224	22.23	548,411

Mark P. Stevenson	11/21/08	0	0	0	0	0	0	44,984	0	0	999,994
President and COO	11/21/08	0	0	0	0	0	0	0	161,943	22.23	1,196,532

Options Exercised and Stock Vested Table

The following information sets forth the stock awards vested and stock options exercised by the named executive officers during the fiscal year ended December 31, 2008.

Name	Option Awards		Stock Awards
			Number
	Number	Value	of	Value
	of Shares	Realized on	Shares	Realized on
	Exercised	Exercise(1)	Vesting	Vesting(2)

Gregory T. Lucier	N/A	N/A	24,000	$854,160
Chairman and CEO
Bernd Brust	33,250	$456,468	8,500	$239,780
President and Chief Commercial Operations Officer
David F. Hoffmeister	N/A	N/A	23,300	$778,950
CFO
Peter M. Leddy, Ph.D.	N/A	N/A	47,300	$1,724,830
SVP, Global Human Resources
Mark P. Stevenson	N/A	N/A	N/A	N/A
President and COO

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate price of such shares on the date of exercise.

(2)	Represents the fair market value of the shares on the date of vesting.

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to the named executive officers as of December 31, 2008 (market value of shares is based on grant date fair value of the awards determined pursuant to Statement of Financial Accounting Standards 123(R), Share Based Payment).

			Equity
			Incentive						Equity Incentive
			Plan						Plan Awards:
			Awards:			Number	Market	Equity Incentive	Market or
	Number of	Number of	Number of			of Shares	Value of	Plan Awards:	Payout Value of
	Securities	Securities	Securities			or Units	Shares or	Number of	Unearned
	Underlying	Underlying	Underlying	Option		of Stock	Units of	unearned	Shares, Units or
	Unexercised	Unexercised	Unexercised	Exercise	Option	That Have	Stock That	Shares, Units or	Other Rights
	Options (#)	Options (#)	Unearned	Price	Expiration	Not	Have Not	Other Rights	That Have Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	Vested	Vested ($)	Not Vested	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gregory T. Lucier	507,352	0	0	19.01	05/30/2013	0	0	0	0
Chairman and CEO	12,232	0	0	32.69	05/14/2014	0	0	0	0
	92,768	0	0	32.69	05/14/2014	0	0	0	0
	70,000	0	0	31.26	11/12/2014	0	0	0	0
	0	2,602	0	38.43	05/13/2015	0	0	0	0
	63,750	18,648	0	38.43	05/13/2015	0	0	0	0
	63,750	21,250	0	32.26	11/14/2015	0	0	0	0
	0	2,678	0	37.33	03/01/2016	0	0	0	0
	105,000	102,322	0	37.33	03/01/2016	0	0	0	0
	0	0	0	0	03/01/2010	800,000	25,708,000	0	0
	0	0	0	0	03/01/2017	9,522	305,989	0	0
	0	0	0	0	03/14/2018	22,532	921,333	0	0
	0	485,829	0	22.23	11/21/2018	161,943	3,599,993	0	0

	914,852	633,329	0			993,997	30,535,316	0	0

David F. Hoffmeister	14,544	0	0	27.50	10/13/2014	0	0	0	0
CFO	385,456	0	0	27.50	10/13/2014	0	0	0	0
	0	2,602	0	38.43	05/13/2015	0	0	0	0
	22,500	4,898	0	38.43	05/13/2015	0	0	0	0
	22,500	7,500	0	32.26	11/14/2015	0	0	0	0
	0	3,036	0	32.94	05/12/2016	0	0	0	0
	29,000	25,964	0	32.94	05/12/2016	8,000	263,520	0	0
	0	0	0	0	03/01/2017	3,860	124,041	0	0
	12,000	36,000	0	35.87	05/15/2017	5,300	190,111	0	0
	0	0	0	0	03/14/2018	3,660	149,657	0	0
	0	0	0	0	03/01/2010	3,200	149,920	0	0
	0	28,814	0	46.85	05/15/2018	3,200	149,920	0	0
	0	124,831	0	22.23	11/21/2018	41,610	924,990	0	0

	486,000	233,645	0			68,830	1,952,160	0	0

Peter M. Leddy, Ph.D.	7,062	2,354	0	42.45	07/05/2015	0	0	0	0
SVP, Global HR	67,938	22,646	0	42.45	07/05/2015	0	0	0	0
	6	2	0	32.26	11/14/2015	0	0	0	0
	13,494	4,498	0	32.26	11/14/2015	0	0	0	0
	0	3,036	0	32.94	05/12/2016	0	0	0	0
	26,000	22,964	0	32.94	05/12/2016	7,200	237,168	0	0
	65,000	65,000	0	31.71	09/29/2016	0	0	0	0
	0	0	0	0	03/01/2017	1,206	38,755	0	0
	13,000	39,000	0	35.87	05/15/2017	5,300	190,111	0	0
	0	0	0	0	03/14/2018	3,234	132,238	0	0
	0	0	0	0	03/01/2010	3,414	159,946	0	0
	0	30,736	0	46.85	05/15/2018	3,414	159,946	0	0
	0	74,224	0	22.23	11/21/2018	24,741	549,992	0	0

	192,500	264,460	0			48,509	1,468,156	0	0

Bernd Brust	2,470	0	0	38.12	02/17/2014	0	0	0	0
President and Chief Commercial	3,782	0	0	38.12	02/17/2014	0	0	0	0
Operations Officer	2,336	0	0	32.09	06/15/2014	0	0	0	0
	10,164	0	0	32.09	06/15/2014	0	0	0	0
	0	2,500	0	38.43	05/13/2015	0	0	0	0
	2,500	0	0	38.43	05/13/2015	0	0	0	0
	0	120	0	32.26	11/14/2015	0	0	0	0
	2,500	2,380	0	32.26	11/14/2015	0	0	0	0
	0	3,036	0	32.94	05/12/2016	0	0	0	0
	0	11,964	0	32.94	05/12/2016	4,000	131,760	0	0
	6,250	12,500	0	27.51	11/30/2016	0	0	0	0
	11,750	23,500	0	28.30	01/01/2017	6,000	169,800	0	0
	0	42,000	0	35.87	05/15/2017	5,500	197,285	0	0
	0	0	0	0	03/14/2018	4,582	187,358	0	0
	0	0	0	0	03/01/2010	3,628	169,972	0	0
	0	32,656	0	46.85	05/15/2018	3,628	169,972	0	0
	0	124,831	0	22.23	11/21/2018	41,610	924,990	0	0

	41,752	255,487	0			68,948	1,951,137	0	0

Mark P. Stevenson
President and COO	494	0	0	93.13	4/13/2010	0	0	0	0
	8,203	0	0	93.13	4/13/2010	0	0	0	0
	69,584	0	0	39.81	01/30/17	0	0	0	0
	0	161,943	0	22.23	11/21/2018	44,984	999,994	0	0

	78,281	161,943	0			44,984	999,994	0	0

Employment and Severance Arrangements

Employment Agreements

The Company entered into an Employment Agreement, effective on May 30, 2003, with Gregory T. Lucier, its current Chairman and Chief Executive Officer. Under the terms of this Employment Agreement, upon termination of employment he could receive a payment totaling 1.5 times his annual salary plus 1.5 times an imputed bonus of 150% of his annual salary. In addition, he could receive continuing health and welfare benefits for 18 months. Mr. Lucier would be eligible for these payments and benefits upon his separation from the Company under specified circumstances other than termination for cause. The Employment Agreement was filed as Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the SEC on August 13, 2003.

The Company entered into an Employment Agreement, effective on October 13, 2004, with David F. Hoffmeister, for Mr. Hoffmeister to serve as the Company’s Chief Financial Officer. Under the terms of this Employment Agreement, Mr. Hoffmeister received his target bonus under the Incentive Compensation Plan for his first year of employment. Mr. Hoffmeister received a one time signing bonus of $375,000. Mr. Hoffmeister also received a $225,000 employment bonus which was paid on or before each of the first three anniversary dates of Mr. Hoffmeister’s initial employment. The Employment Agreement also provides Mr. Hoffmeister with severance benefits in the event of his termination for certain reasons. The Employment Agreement was filed as Exhibit 10.1 to an 8-K filed with the SEC on October 18, 2004.

The Company entered into an Employment Agreement, effective on November 20, 2008, with Mark P. Stevenson, for Mr. Stevenson to serve as the Company’s President and Chief Operating Officer. Under the terms of the Agreement, Mr. Stevenson was to receive a cash lump sum payment in the amount of $3.744 million, plus reimbursement and gross up for excise taxes. The Agreement also provides that Mr. Stevenson was to receive an Equity Incentive Award by way of (i) an option to purchase a number of shares of Company common stock that have a grant face value of $3.6 million, vesting ratably over four years; and (ii) a grant of restricted stock units of Company common stock that have a grant face value of $1.0 million, vesting 100% on the 3rd anniversary of the date of grant. In addition, Mr. Stevenson is eligible for certain severance benefits in the event of his termination for certain reasons. The Employment Agreement was filed as Exhibit 99.4 to an 8-K filed with the SEC on November 29, 2008.

The Company has entered into letter agreements with each of our other executive officers outlining the terms of their employment and the elements of their compensation. Each of these letter agreements follows our standard employment offer template, and provides for employment at will.

Compensation of Directors

During 2008, certain directors who are not executive officers received compensation as described below:

Director Compensation Table

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)(1)	($)(1)(2)	($)(1)(2)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

George F. Adam, Jr.(3)	0	77,205	0	0	0	0	77,205
Raymond V. Dittamore	85,000	175,088	0	0	0	0	260,088
Donald W. Grimm	80,000	175,088	0	0	0	0	250,088
Balakrishnan S. Iyer	85,000	175,088	0	0	0	0	260,088
Arnold J. Levine, Ph.D.(3)	0	77,205	0	0	0	0	77,205
William H. Longfield(3)	0	77,205	0	0	0	0	77,205
Bradley G. Lorimier	75,000	175,088	0	0	0	0	250,088
Ronald A. Matricaria	85,000	175,088	0	0	0	0	260,088
Per A. Peterson, Ph.D.	80,000	175,088	0	0	0	0	260,088
W. Ann Reynolds, Ph.D.	80,000	175,088	0	0	0	0	260,088
William S. Shanahan(4)	0	65,223	0	0	0	0	65,223
David C. U’Prichard, Ph.D.	80,000	175,088	0	0	0	0	250,088

(1)	Prior to April 1, 2009, the Board of Directors received fixed annual compensation of $250,000 with 30% payable in cash, and 70% payable in restricted stock units each year.

(2)	In 2008, the Company moved to granting only stock awards from the 2007 mix of stock and option awards.

(3)	Mr. Adam, Dr. Levine and Mr. Longfield each joined the Board of Directors effective November 21, 2008.

(4)	Mr. Shanahan joined the Board of Directors effective December 16, 2008.

The aggregate number of stock awards and stock option awards for each director is included in the information set forth with respect to each director in the section entitled “Stock Ownership.”

Effective April 1, 2009, the Board of Directors adopted new annual compensation guidelines as follows. Each Director receives a fixed annual compensation of $325,000 with $100,000 payable in cash, and $225,000 payable in restricted stock units. Cash payments are made in advance at the start of each calendar quarter, and the Board of Directors, at its first meeting following the Annual Meeting of stockholders, determines the amount of each cash payment for the subsequent four quarters. The Presiding Director and each Committee Chairman receive an additional $12,500 per year. In addition, Directors are reimbursed for the reasonable out-of-pocket expenses that they incur in attending meetings of the Board of Directors, committee meetings of the Company, and director-related education seminars.

Restricted stock units (RSUs) are granted at the first Board of Directors meeting following the Annual Meeting. The Board of Directors anticipates that members of the Board of Directors will receive RSUs with a Fair Market Value on the date of grant of $225,000 for each year. Each RSU grant completely vests at the earlier of the anniversary of its grant date, or the date of the next annual meeting. The holding period for RSUs is a minimum of three years. Each Director may elect to have the company issue his or her RSUs at a specified time after three years, and if no election is made, the RSUs will be issued at termination of such Director’s service. RSUs are taxed when they are issued.

Cash and equity compensation for newly appointed directors are pro-rated to the date of the next annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are or have been an officer or employee of the Company. During 2008, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2008, none of the Company’s executive officers served on the compensation committee or board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Director Stock Ownership Guidelines Table

In February 2008, the Board of Directors adopted stock ownership guidelines for the directors and required each director to meet the guidelines within the time period set forth below. The chart below indicates each director’s progress toward compliance.

Name	Shares Owned(1)	Ownership Requirement	Deadline for Meeting
(a)	(b)	(c)	Ownership Requirement

George F. Adam, Jr.	3,473	20,000	2013
Raymond V. Dittamore	18,182	20,000	2010
Donald W. Grimm	20,970	20,000	2010
Balakrishnan S. Iyer	16,970	20,000	2010
Arnold J. Levine, Ph.D.	26,499	20,000	2013
William H. Longfield	19,965	20,000	2013
Bradley G. Lorimier	21,170	20,000	2010
Ronald A. Matricaria	72,970	20,000	2010
Per A. Peterson, Ph.D.	9,244	20,000	2012
W. Ann Reynolds, Ph.D.	18,970	20,000	2010
William S. Shanahan	3,021	20,000	2013
David C. U’Prichard, Ph.D.	19,970	20,000	2010

(1)	Consists of Direct Stock Ownership, Restricted Stock Units and Deferred Stock Units, as applicable.

Potential Payments upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require us to provide compensation to named executive officers of Life Technologies in the event of a termination of employment or a change in control of Life Technologies. The amount of compensation payable to each named executive officer in each situation is set forth in the tables below.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Mr. Lucier, Life Technologies’ CEO:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination	Following Change
Termination(1)	Good Reason	than for Cause(2)	for Cause	in Control(3)

Compensation
Base salary	—	$4,031,250	—	$5,375,000
Non-equity Incentive Plan	—	—	—	—
Long-term incentives(4)	$4,160,286	$12,867,486	—	—
Option acceleration	—	—	—	$6,579,714
Restricted stock acceleration	—	—	—	$13,372,763
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	$21,206	—	$28,274
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	$10,000	—	$25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k)
Contributions	—	—	—	—
Total:	$4,160,286	$16,929,942	—	$25,380,752

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $1,075,000, annual incentive opportunity equal to 150% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to 1.5 times base salary and target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2008 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $27.21 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Mr. Hoffmeister, Life Technologies’ CFO:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination for	Following Change
Termination(1)	Good Reason	than for Cause(2)	Cause	in Control(3)

Compensation
Base salary	—	$1,312,500		$1,750,000
Non-equity Incentive Plan
Long-term incentives(4)	—	—	—	—
Option acceleration	—	—	—	$621,658
Restricted stock acceleration	—	—	—	$1,773,276
Short-term incentives	—	—	—	—
Deferred compensation balance	—	—	—	—
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	$14,472	—	$19,296
Retirement Plan Benefits	—	—	—	$3,273
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	$10,000	—	$25,000
280G gross-up	—	—	—	—
Vesting of Employer 401(k) Contributions	—	—	—	—
Total:	—	$1,336,972	—	$4,192,503

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $500,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to 1.5 times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2008 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $27.21 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Dr. Leddy, Life Technologies’ SVP, Global Human Resources:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination for	Following Change
Termination(1)	Good Reason	than for Cause(2)	Cause	in Control(3)

Compensation
Base salary	—	$450,000	—	$1,575,000
Non-equity Incentive Plan	—	—	—	—
Long-term incentives(4)	—	—	—	—
Option acceleration	—	—	—	$369,636
Restricted stock acceleration	—	—	—	$1,231,933
Short-term incentives	—	$337,500	—	—
Deferred compensation balance	$26,782	$26,782	—	$26,782
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	$14,137	—	$28,274
Retirement Plan Benefits	—	—	—	$17,163
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	$10,000	—	$25,000
280G gross-up	—	—	—	$1,001,127
Vesting of Employer 401(k) Contributions	—	—	—	—
Total:	$26,782	$838,419	—	$4,274,915

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $450,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2008 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $27.21 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Mr. Brust, Life Technologies’ President and Chief Commercial Operations Officer:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination for	Following Change
Termination(1)	Good Reason	than for Cause(2)	Cause	in Control(3)

Compensation
Base salary	—	$475,000	—	$1,662,500
Non-equity Incentive Plan	—	—	—	—
Long-term incentives(4)	—	—	—	—
Option acceleration	—	—	—	$621,658
Restricted stock acceleration	—	—	—	$1,751,399
Short-term incentives	—	$356,250	—	—
Deferred compensation balance	$149,478	$149,478	—	$149,478
Benefits and Perquisites
Health care insurance	—	—	—	—
Benefit Continuation	—	$14,727	—	$29,454
Outplacement Assistance	—	$10,000	—	$25,000
280G gross-up	—	—	—	$1,225,067
Vesting of Employer 401(k) Contributions	—	—	—	—
Total:	$149,478	$1,005,455	—	$5,464,556

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $475,000, annual incentive opportunity equal to 75% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2008 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $27.21 per share.

The following table describes the potential payments upon termination or a change in control of Life Technologies for Mr. Stevenson, Life Technologies’ President and COO:

Executive
Benefits and	Voluntary	Involuntary		Termination
Payments Upon	Termination For	Termination other	Termination for	Following Change
Termination(1)	Good Reason	than for Cause(2)	Cause	in Control(3)

Compensation
Base salary	—	$650,000	—	$2,600,000
Non-equity Incentive Plan	—	—	—	—
Long-term incentives(4)	—	—	—	—
Option acceleration	—	—	—	$806,476
Restricted stock acceleration	—	—	—	$1,224,015
Short-term incentives	—	$650,000	—	—
Benefits and Perquisites
Retirement Plan Benefits	—	—	—	$912,000
Benefit Continuation	—	$15,331	—	$30,661
Accrued Vacation	—	—	—	—
Outplacement Assistance	—	$10,000	—	$25,000
280G gross-up	—	—	—	$0
Vesting of Employer 401(k)
Contributions	—	—	—	—
Total:	—	$1,325,331	—	$5,598,152

(1)	Assumes the executive’s compensation is as follows: current base salary equal to $650,000, annual incentive opportunity equal to 100% of base salary.

(2)	Assumes the executive’s severance benefit under an involuntary termination other than for cause is equal to one times base salary, target annual bonus.

(3)	Based on involuntary termination or termination for good reason within two years of a Change in Control.

(4)	Assumes the executive’s date of termination is December 31, 2008 (assuming a calendar fiscal year-end) and the price per share of the Company’s stock on the date of termination is $27.21 per share.

Nonqualified Deferred Compensation Table

		Executive	Registrant	Aggregate	Aggregate
	Type of Deferred	Contributions	Contributions	Earnings in	Balance at
	Compensation	in Last Fiscal	in Last Fiscal	the last	Last Fiscal
Name of Executive	Plan	Year	Year	Fiscal Year	Year End

Gregory T. Lucier	Deferred	–0–	–0–	–0–	–0–
	Compensation Plan
David F. Hoffmeister	Deferred	–0–	–0–	–0–	–0–
	Compensation Plan
Peter M. Leddy, Ph.D.	Deferred	$39,704	–0–	$(9,977)	$29,727
	Compensation Plan
Bernd Brust	Deferred	$116,593	–0–	$(7,718)	$146,815
	Compensation Plan
Mark P. Stevenson(1)	Excess Savings Plan	–0–	–0–	$23	$5,523

(1)	Reflects figures from November 21, 2008 through December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

Information about Life Technologies’ equity compensation plans at December 31, 2008 is as follows (shares in thousands):

	Number of	Weighted	Number of		Weighted
	Shares to be	Average	Shares		Average
	Issued Upon	Exercise	Remaining		Remaining
	Exercise of	Price of	Available		Contractual
	Outstanding	Outstanding	for Future		Life in
Plan Category	Options	Options	Issuance		Years

Equity compensation plans approved by stockholders			9,074	(2)
Stock Options	22,336	$42.29			5.8
Restricted Stock Units	1,956	$—			8.8
Equity compensation plans not approved by stockholders(1)	565	$17.68	—		4.3

Total(3)	24,857	$38.40	9,074		6.0

(1)	Represents the 2000 Invitrogen Corporation Stock Option Plan, the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans, and options granted to Life Technologies’ Chief Executive Officer (CEO); with none available for future issuance. Stock options under the Invitrogen Corporation 2001 and 2002 Stock Incentive Plans were assumed as part of the Molecular Probes acquisition in August 2003. At December 31, 2008, these two assumed plans collectively total 33,913 shares to be issued upon exercise of outstanding options at a weighted average exercise price of $12.26, with none available for future issuance. Pursuant to an employment agreement with its CEO, an option to purchase 1,350,000 shares of Life Technologies Common Stock is included in this amount; of which 842,648 exercised as of December 31, 2008.

(2)	Includes 1,288,046 shares reserved for issuance under the Invitrogen Corporation 2004 Equity Incentive Plan, 5,854,894 shares reserved for issuance under the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan, 1,116,906 shares reserved for issuance under the Invitrogen Corporation 1998 Employee Stock Purchase Plan, and 814,242 shares reserved for issuance under the Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan.

(3)	On March 1, 2009, there were 22,568,039 options outstanding under all of our equity compensation plans, which had a weighted average exercise price of $40.76, and average term to expiration of 5.61 years. In addition, on March 1, 2009, there were 2,668,856 full value awards outstanding under those plans.

The material features of the 2000 Invitrogen Corporation Stock Plan (the 2000 Plan) are set forth below. Only employees or consultants of the Company are eligible to receive awards under the 2000 Plan. The 2000 Plan provides for the award of stock options, which typically provide for 100% vesting after four years of service. The 2000 Plan provides that no option may be granted with an exercise price less than fair market value on the date of grant, except as allowed by Section 424(a) of the Internal Revenue Code of 1986, as amended. Upon a change in control, the vesting and exercisability of all outstanding awards under the 2000 Plan is 100% accelerated only to the extent an acquiring entity does not assume such outstanding awards.

The material features of the 2001 and 2002 Stock Incentive Plans are identical to one another. Only employees, consultants or directors of the Company who were hired after the closing of the Molecular Probes acquisition in August of 2003, or any such individuals who were previously employed by Molecular Probes, were eligible to receive awards under the assumed plans. The assumed plans provide for the award of either stock options or restricted stock. These plans typically provide for 100% vesting after four years of service. The plans provide that options, other than incentive stock options, may be granted with exercise prices less than fair market value on the date of grant, although the Company has never granted any options with an exercise price lower than fair market value. Upon a change in control, the vesting and exercisability of all outstanding awards under the plans are 100% accelerated only to the extent an acquiring entity does not assume such outstanding awards.

The material terms of the CEO Option described in Footnote 1 to the table above are as follows: (i) the exercise price is $19.01, (ii) half of the option shares vested on the two-year anniversary of the option grant and the remaining half of the shares vest on the four-year anniversary of the option grant date, (iii) upon a change in control the CEO Option fully vests, (iv) upon the CEO’s death or disability the CEO Option shall become vested in an amount which would reflect an additional twelve months of service by the CEO, and (v) upon the CEO’s termination without cause or termination for good reason, the CEO Option shall become vested in an amount which would reflect an additional eighteen months of service by the CEO.

STOCK OWNERSHIP

The following table sets forth information as of March 1, 2009, regarding the beneficial ownership of Common Stock by (i) each person known by us to own beneficially more than five percent of our outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Executive Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. Except as otherwise indicated, the address for each beneficial owner is c/o Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, California 92008.

Stock Ownership Table

	Amount and Nature of
	Beneficial Ownership	Percentage of
Name and Address of Beneficial Owner	of Common Stock(1)	Common Stock

PRIMECAP Management Company(2)	9,058,539	5.21%
Gregory T. Lucier(3)	1,148,977	*
Bernd Burst(4)	54,671	*
David F. Hoffmeister(5)	508,140	*
Peter M. Leddy, Ph.D.(6)	224,951	*
Mark P. Stevenson(7)	105,297	*
George F. Adam, Jr.(8)(20)	7,828	*
Raymond V. Dittamore(9)(20)	126,182	*
Donald W. Grimm(10)(20)	108,970	*
Balakrishnan S. Iyer(11)(20)	84,970	*
Arnold J. Levine, Ph.D.(12)(20)	85,387	*
William H. Longfield(13)(20)	54,501	*
Bradley G. Lorimier(14)(20)	149,170	*
Ronald A. Matricaria(15)(20)	120,970	*
Per A. Peterson, Ph.D.(16)(20)	11,162	*
W. Ann Reynolds, Ph.D.(17)(20)	49,656	*
William S. Shanahan(18)(20)	0	*
David C. U’Prichard, Ph.D.(19)(20)	60,770	*
All Directors and Section 16 Executive Officers as group Total	11,960,141	6.88%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of Common Stock outstanding as of February 27, 2009. Shares of Common Stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after March 1, 2009, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)	The address for PRIMECAP Management Company is 225 South Lake Avenue 400, Pasadena, California 91101-3005.

(3)	Consists of 170,359 shares owned directly by Mr. Lucier, 11,266 shares of restricted stock, and 967,352 shares Mr. Lucier may acquire upon the exercise of stock options.

(4)	Consists of 10,627 shares owned directly by Mr. Brust, 2,292 shares of restricted stock, and 41,752 shares Mr. Brust may acquire upon the exercise of stock options.

(5)	Consists of 20,310 shares owned directly by Mr. Hoffmeister, 1,830 shares of restricted stock, and 486,000 shares Mr. Hoffmeister may acquire upon the exercise of stock options.

(6)	Consists of 30,883 shares owned directly by Dr. Leddy, 1,618 shares of restricted stock, and 192,500 shares Dr. Leddy may acquire upon the exercise of stock options.

(7)	Consists of 27,016 shares owned directly by Mr. Stevenson, and 78,281 shares Mr. Stevenson may acquire upon the exercise of stock options.

(8)	Consists of 0 shares owned directly by Mr. Adam, and 7,828 shares Mr. Adam may acquire upon the exercise of stock options.

(9)	Consists of 4,000 shares owned directly by a family trust in which Mr. Dittamore has a beneficial interest, 14,182 shares of restricted stock, and 108,000 shares that Mr. Dittamore may acquire upon the exercise of stock options.

(10)	Consists of 8,000 shares owned by Donald and Kathryn A. Grimm, Trustees, the Grimm Family Trust dated January 31, 1986, 12,970 shares of restricted stock, and 88,000 shares Mr. Grimm may acquire upon the exercise of stock options.

(11)	Consists of 4,000 shares owned directly by Mr. Iyer, 12,970 shares of restricted stock, and 68,000 shares that Mr. Iyer may acquire upon the exercise of stock options.

(12)	Consists of 563 shares owned directly by Dr. Levine, 24,463 shares owned as Deferred Stock Units, and 60,361 shares Dr. Levine may acquire upon the exercise of stock options.

(13)	Consists of 1,362 shares owned directly by Mr. Longfield, 15,130 shares owned as Deferred Stock Units, and 38,009 shares Mr. Longfield may acquire upon the exercise of stock options.

(14)	Consists of 8,200 shares owned directly by Mr. Lorimier, 12,970 shares of restricted stock, and 128,000 shares Mr. Lorimier may acquire upon the exercise of stock options.

(15)	Consists of 60,000 shares owned directly by Mr. Matricaria, 12,970 shares of restricted stock, and 48,000 shares that Mr. Matricaria may acquire upon the exercise of stock options.

(16)	Consists of 0 shares owned directly by Dr. Peterson, 9,244 shares of restricted stock, and 1,918 shares that Dr. Peterson may acquire upon the exercise of stock options.

(17)	Consists of 5,616 shares owned directly by Dr. Reynolds, 13,354 shares of restricted stock, and 30,686 shares that Dr. Reynolds may acquire upon the exercise of stock options.

(18)	Consists of 0 shares owned directly by Mr. Shanahan, 0 shares of restricted stock, and 0 shares Mr. Shanahan may acquire upon the exercise of stock options.

(19)	Consists of 7,000 shares owned directly by Dr. U’Prichard, 12,970 shares of restricted stock, and 40,800 shares that Dr. U’Prichard may acquire upon the exercise of stock options.

(20)	Disclosures with respect to the stock ownership guidelines for each Director are set forth in the section titled “Director Compensation” below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

Pursuant to the Life Technologies Protocol and the Audit Committee Charter, the executive officers, directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the consent of the Audit Committee (or other independent committee of the Board of Directors in cases where it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest). Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transaction, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. The Audit Committee shall only approve those transactions that, in light of known circumstances, are in or are not inconsistent with, our best interests, as determined in good faith by the Audit Committee.

Change-in-Control Agreements

The Company has executed agreements with certain of its officers that would provide benefits following a change in control of the Company. The officers would be provided with cash payments and other benefits under their change-in-control agreements if, within twenty four months after a change in control, the officers’ employment were involuntary terminated (for reasons other than disability or cause) or if the officer terminated his or her employment for good reason.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its executive officers and directors containing provisions that may require the Company, among other things, to indemnify those officers and directors against liabilities that may arise by reasons of their status or service as officers or directors. The agreements also provide for the Company to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified. The Company also intends to execute such agreements with its future directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on a review of forms that were furnished to us and written representations from reporting persons, we believe that our executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a), except for the following:

The Company filed one late Form 4 on behalf of David C. U’Prichard, Ph.D. with respect to 1,200 shares of stock options that vested in June 2008. Dr. U’Prichard elected to hold such shares.

THE LIFE TECHNOLOGIES PROTOCOL

The Company has adopted a code of ethics applicable to all of its employees, including the principal executive officer, principal financial officer, principal accounting officer, its controller, and all of its directors. The code of ethics is called the Life Technologies Protocol, and a copy is posted to our internet site at http://www.lifetechnologies.com.

ITEMS FOR STOCKHOLDER CONSIDERATION

PROPOSAL 1

Election of Directors

At the Annual Meeting, the stockholders will be asked to elect four nominees up for election in Class I to the Board of Directors and one nominee up for election in Class II to the Board of Directors. The Company has a classified Board of Directors currently consisting of five Class I directors (Donald W. Grimm, Arnold J. Levine, Ph.D., Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan) who will serve until the 2009 Annual Meeting of stockholders, four Class II directors (George F. Adam, Jr., Raymond V. Dittamore, Bradley G. Lorimier and David C. U’Prichard, Ph.D.) who will serve until the 2010 Annual Meeting of stockholders, and four Class III directors (Balakrishnan S. Iyer, William H. Longfield, Ronald A. Matricaria and W. Ann Reynolds, Ph.D.) who will serve until the 2011 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

On October 29, 2008, pursuant to Section 2.1 of the Second Amended and Restated Bylaws of the Company and Article V, Section 1(b) of the Restated Certificate of Incorporation of the Company, the Board of Directors increased the number of directors from nine to twelve, effective as of November 21, 2008, in order to appoint George F. Adam, Arnold J. Levine, Ph.D., and William H. Longfield to the Board of Directors. In addition, on October 29, 2008, pursuant to Section 2.1 of the Second Amended and Restated Bylaws of the Company and Article V, Section 1(b) of the Restated Certificate of Incorporation of the Company, the Board of Directors increased the number of directors from twelve to thirteen, effective as of December 16, 2008, in order to appoint William S. Shanahan to the Board of Directors. The nominees for election at the 2009 Annual Meeting of Stockholders to fill four Class I positions on the Board of Directors are Donald W. Grimm, Gregory T. Lucier, Per A. Peterson, Ph.D. and William S. Shanahan. The nominee for election at the 2009 Annual Meeting of Stockholders to fill one additional Class II position on the Board of Directors is Arnold J. Levine, Ph.D. If elected, the nominees for the Class I positions will serve as directors until the annual meeting of stockholders in 2012, and in each case until their successors are elected and qualified. If elected, the nominee for the Class II position will serve as a director until the annual meeting of stockholders in 2010, and until his successor is elected and qualified. If a quorum is present and voted at the meeting, the four nominees for Class I director receiving the highest number of votes will be elected Class I directors, and the one nominee for Class II director receiving the highest number of votes will be elected as a Class II director.

If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required and Board of Directors Recommendation

If a quorum is present, either in person or by proxy, the four nominees for Class I who receive the greatest number of votes cast will be elected as Class I directors and the one nominee for Class II who receives the greatest number of votes cast will be elected as a Class II director. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES NAMED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ended December 31, 2009. Ernst & Young has acted in such capacity since its appointment in fiscal year 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of stockholders with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for ratification of this selection. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT
OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC
ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 3

Amendments to the 1998 Employee Stock Purchase Plan

At the Annual Meeting, the stockholders will be asked to approve and ratify an amendment to the Invitrogen Corporation 1998 Employee Stock Purchase Plan (the 1998 Plan) adopted by the Board of Directors. Among other changes, the amendment to the 1998 Plan proposes to increase by 4,000,000 the maximum number of shares of Common Stock that may be issued under the 1998 Plan.

The stockholders initially approved the 1998 Plan with a reserve of 250,000 shares, and subsequently approved additional amendments to increase the share reserve to 4,900,000, which was adjusted for our stock split on May 28, 2008. As of March 1, 2009, approximately 916,152 shares remained available for purchase by participants. To enable participants to continue to participate in the 1998 Plan, the Board of Directors approved an amendment to the 1998 Plan, subject to ratification by the stockholders at the Annual Meeting, to reserve an additional 4,000,000 shares for issuance under the 1998 Plan.

Summary of the 1998 Plan

The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is attached to this Proxy Statement as Appendix A and which may also be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the 1998 Plan may be obtained upon written request to the Company a copy of which is available to any stockholder upon request.

General.  The 1998 Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (the Code). Each participant will be granted upon entry into an offering period under the 1998 Plan the right to purchase (a Purchase Right) through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined in accordance with the 1998 Plan. A participant’s Purchase Right will be automatically exercised on each successive purchase date during the offering period unless the Purchase Right has terminated prior to such date.

Shares Subject to Plan.  As currently amended, the 1998 Plan provides for the issuance of a maximum of 4,900,000 (which was adjusted for our stock split on May 28, 2008) of the Company’s authorized but unissued or reacquired shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the receipt of consideration by the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the 1998 Plan.

Administration.  The 1998 Plan will be administered by the Board of Directors or a duly appointed committee of the Board of Directors (the Plan Administrator). Subject to the provisions of the 1998 Plan, the Plan Administrator determines the terms and conditions of Purchase Rights granted under the plan. The Company may adopt such rules, policies, procedures, limitations or guidelines as it deems advisable for proper administration of the plan, consistent with the requirements of section 423 of the Code. The Plan Administrator will interpret the 1998 Plan, and decisions of the Plan Administrator are final and binding on all parties having an interest in the plan.

Eligibility.  All legacy employees of Invitrogen Corporation or legacy employees of any parent or subsidiary corporation of Invitrogen Corporation are eligible to participate in the plan. However, no employee who owns or holds options to purchase, or who, as a result of being granted a Purchase Right under the 1998 Plan, would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company may be granted a Purchase Right under the 1998 Plan. As of March 1, 2009, approximately 4,200 employees, including 10 executive officers, are eligible to participate in the 1998 Plan.

Offering Periods.  Shares of Common Stock are offered under the 1998 Plan through a series of successive offering periods having a duration established by the Board of Directors not exceeding 24 months. Generally, offering periods have had durations of 24 months and have been composed of a series of eight (8) quarterly purchase intervals commencing on the first business days of February, May, August and November of each year. Purchases occur on the last day of each purchase interval. Should the fair market value per share of Common Stock on any purchase date during an offering period (other than the final purchase date of any offering period) be less than the fair market value per share at the start of the offering period, then that offering period will automatically terminate immediately following the purchase of shares and a new offering period will commence on the next business day following the purchase date. A participant may participate in only one offering period under the 1998 Plan at any given time.

Participation and Purchase of Shares.  Eligible employees may commence participation in the 1998 Plan at the beginning of an offering period. These entry dates will generally occur on the first business days of February, May, August and November of each year. To enroll in the plan, an eligible employee must authorize payroll deductions prior to the applicable entry date. Payroll deductions may not exceed 15% of a participant’s base compensation (as defined by the 1998 Plan) during each purchase interval within an offering period, unless a different limit is established by the Plan Administrator. A participant’s authorized payroll deductions will continue throughout the offering period, unless (i) the participant makes an election to increase or decrease the rate of or to stop his or her payroll deductions, (ii) the participant voluntarily terminates his or her Purchase Right, or (iii) the participant ceases to be eligible to participate in the 1998 Plan. Upon termination of a participant’s Purchase Right, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant’s Purchase Right in an offering period has terminated, the participant may not resume participation in the same offering period and may only resume participation by enrolling in a subsequent offering period.

Subject to certain limitations, each participant in an offering period will be granted on his or her entry date a Purchase Right exercisable for the lesser of 5,000 shares of Common Stock (as determined for the entire offering period), or that number of whole shares determined by dividing the participant’s payroll deductions accumulated during the purchase interval ending on the purchase date by the applicable purchase price. However, no participant may be granted a Purchase Right that would permit the participant to purchase shares of Common Stock under the 1998 Plan or any other employee stock purchase plan of the Company or of any parent or subsidiary corporation of the Company having a fair market value exceeding $25,000 for each calendar year (measured by the fair market value of the Company’s Common Stock on the date the Purchase

Right would be granted) in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

As soon as practicable after the last business day of each purchase interval during an offering period, the Company will issue to each participant in the offering period the number of shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the purchase interval by the purchase price, subject to the limitations described above. The price at which shares are sold under the 1998 Plan will be established by the Plan Administrator but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the participant’s entry date into the offering period or on the purchase date. Fair market value means the closing price of a share of our Common Stock on any given date. On February 27, 2009, the closing price of the Common Stock on the Nasdaq Global Select Market was $29.15 per share. Any payroll deductions under the 1998 Plan not applied to the purchase of shares on any purchase date will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to purchase shares on the next purchase date.

Change in Control.  In the event of a merger or consolidation to which the Company is a party or a sale or exchange of Company voting securities by the stockholders in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding such securities immediately prior to the transaction or the sale, exchange or transfer of all or substantially all of the assets of the Company, each outstanding Purchase Right may be assumed by the surviving, continuing or purchasing corporation or parent corporation thereof. However, if such corporation elects not to assume the outstanding Purchase Rights, they will be exercised on a date prior to the effective date of such transaction specified by the Plan Administrator.

Termination or Amendment.  The 1998 Plan will continue until terminated by the Plan Administrator or until all of the shares reserved for issuance under the plan have been issued. The Plan Administrator may at any time amend or terminate the 1998 Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1998 Plan or changing the definition of the corporations which may be designated by the Plan Administrator as corporations the employees of which may participate in the 1998 Plan.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The 1998 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Provided that the 1998 Plan so qualifies, there are generally no tax consequences to an employee of either being granted a Purchase Right or purchasing shares.

The tax consequences of a disposition of shares acquired under the 1998 Plan vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after his or her entry date into the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a disqualifying disposition), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income is not currently subject to income tax withholding, and the proposed regulations discussed above would continue this treatment. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price, or (ii) the difference between the fair market value of the shares on the entry date and the purchase price (determined as if the Purchase Right were exercised on the entry date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will be long-term if the participant holds the shares for more than twelve months and short-term if the participant holds the shares for twelve months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 15%.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

Because benefits under the 1998 Plan will depend on employees’ elections to participate and to purchase shares under the 1998 Plan at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the 1998 Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for adoption of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors believes that the opportunity to purchase shares under the 1998 Plan is an important factor in motivating and maintaining the morale of the Company’s valuable legacy employees of Invitrogen Corporation. The Board of Directors believes equity-based reward programs such as the 1998 Plan are essential tools to retain the Company’s valued legacy employees of Invitrogen Corporation and to closely align their interests with those of our stockholders. Consequently, the Board of Directors believes that it is in the best interests of our stockholders to approve the adoption of the 1998 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE
AMENDMENT TO THE 1998 PLAN.

PROPOSAL 4

Adoption of the 1999 Employee Stock Purchase Plan

At the Annual Meeting, the stockholders will be asked to approve and adopt the Life Technologies Corporation 1999 Employee Stock Purchase Plan (formerly known as the Applera Corporation 1999 Employee Stock Purchase Plan and also referred to as the 1999 Plan) which was assumed in the merger between Invitrogen Corporation and Applied Biosystems, Inc.

As of March 1, 2009, approximately 814,242 shares remained available for purchase by participants under the 1999 Plan. To enable participants to continue to participate in the 1999 Plan, the Board of Directors approved the 1999 Plan, subject to adoption by the stockholders at the Annual Meeting.

Summary of the 1999 Plan

The following summary of the 1999 Plan is qualified in its entirety by the specific language of the 1999 Plan, a copy of which is attached to this Proxy Statement as Appendix B and which may also be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the 1999 Plan may be obtained upon written request to the Company a copy of which is available to any stockholder upon request.

General.  The 1999 Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (the Code). Each participant will be granted upon entry into the 1999 Plan the right to purchase (a Purchase Right) through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined in accordance with the 1999 Plan. A participant’s Purchase Right will be automatically exercised on each successive purchase date during each “Purchase Period” (defined below) unless the Purchase Right has terminated prior to such date.

Shares Subject to Plan.  The 1999 Plan provides for the issuance of a maximum of 3,304,400 of the Company’s authorized but unissued or reacquired shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the receipt of consideration by the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the 1999 Plan.

Administration.  The 1999 Plan is administered by the Board of Directors (the Plan Administrator). Subject to the provisions of the 1999 Plan, the Plan Administrator determines the terms and conditions of Purchase Rights granted under the plan. The Plan Administrator may adopt such rules, policies, procedures, limitations or guidelines as it deems advisable for proper administration of the plan, consistent with the requirements of section 423 of the Code. The Plan Administrator will interpret the 1999 Plan, and decisions of the Plan Administrator are final and binding on all parties having an interest in the plan.

Eligibility.  All legacy employees of Applied Biosystems, Inc. or legacy employees of any parent or subsidiary corporation of Applied Biosystems, Inc. are eligible to participate in the plan. However, no employee who owns or holds options to purchase, or who, as a result of being granted a Purchase Right under the 1998 Plan, would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company may be granted a Purchase Right under the 1998 Plan. As of March 1, 2009, approximately 2,100 employees, including 3 executive officers, are eligible to participate in the 1998 Plan.

Offering Periods.  Shares of Common Stock are offered under the 1999 Plan through a series of successive offering periods commencing on the first date of a “Purchase Period.” Purchase Periods commence on the first business days of February, May, August and November of each year and last for three (3) months. Purchases occur on the last day of each Purchase Period. No new Purchase Period will commence after December 31, 2010.

Participation and Purchase of Shares.  As described above, eligible employees may commence participation in the 1999 Plan at the beginning of a Purchase Period. These entry dates will generally occur on the first business days of February, May, August and November of each year. To enroll in the plan, an eligible employee must authorize payroll deductions prior to the applicable entry date. Payroll deductions may not exceed 10% of a participant’s compensation (as defined by the 1999 Plan) during each Purchase Period, unless a different limit is established by the Plan Administrator. A participant’s authorized payroll deductions will continue throughout the Purchase Period, unless (i) the participant makes an election to increase or decrease the rate of or to stop his or her payroll deductions, (ii) the participant voluntarily terminates his or her Purchase Right, or (iii) the participant ceases to be eligible to participate in the 1999 Plan. Upon termination of a participant’s Purchase Right, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares.

Subject to certain limitations, each participant will be granted on his or her entry date a Purchase Right exercisable for that number of whole shares determined by dividing the participant’s payroll deductions accumulated during the Purchase Period ending on the purchase date by the applicable purchase price. However, no participant may be granted a Purchase Right that would permit the participant to purchase shares of Common Stock under the 1999 Plan or any other employee stock purchase plan of the Company or of any parent or subsidiary corporation of the Company having a fair market value exceeding $25,000 for each calendar year (measured by the fair market value of the Company’s Common Stock on the date the Purchase Right would be granted) in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

As soon as practicable after the last business day of each Purchase Period, the Company will issue to each participant the number of shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the participant by the purchase price, subject to the limitations described above. The price at which shares are sold under the 1999 Plan will be established by the Plan Administrator but may not be less than 85% of the lesser of the fair market value per share of Common Stock on (i) the first day of the offering; and (ii) on the purchase date. Fair market value means the closing price of a share of our Common Stock on any given date. On February 27, 2009, the closing price of the Common Stock on the Nasdaq Global Select Market was $29.15 per share. Any payroll deductions under the 1999 Plan not applied to the purchase of shares on any purchase date will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to purchase shares on the next purchase date.

Termination or Amendment.  The 1999 Plan will continue until terminated by the Plan Administrator or until all of the shares reserved for issuance under the plan have been issued. The Plan Administrator may at any time amend or terminate the 1999 Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1999 Plan or changing the definition of the corporations which may be designated by the Plan Administrator as corporations the employees of which may participate in the 1999 Plan. In addition, no offerings to purchase shares under the 1999 Plan may be made after December 31, 2010.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

The 1999 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. Provided that the 1999 Plan so qualifies, there are generally no tax consequences to an employee of either being granted a Purchase Right or purchasing shares.

The tax consequences of a disposition of shares acquired under the 1999 Plan vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after his or her entry date into the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a disqualifying disposition), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income is not currently subject to income tax withholding, and the proposed regulations discussed above would continue this treatment. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price, or (ii) the difference between the fair market value of the shares on the entry date and the purchase price (determined as if the Purchase Right were exercised on the entry date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will be long-term if the participant holds the shares for more than twelve months and short-term if the participant holds the shares for twelve months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 15%.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

Because benefits under the 1998 Plan will depend on employees’ elections to participate and to purchase shares under the 1998 Plan at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the 1998 Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for adoption of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors believes that the opportunity to purchase shares under the 1999 Plan is an important factor in motivating and maintaining the morale of the Company’s valuable legacy employees of Applied Biosystems, Inc. The Board of Directors believes equity-based reward programs such as the 1999 Plan are essential tools to retain the Company’s valued legacy employees of Applied Biosystems, Inc. and to closely align their interests with those of our stockholders. Consequently, the Board of Directors believes that it is in the best interests of our stockholders to approve the adoption of the 1999 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL
OF THE 1999 PLAN.

PROPOSAL 5

Adoption of the Life Technologies Corporation 2009 Equity Incentive Plan

Proposal Summary

At the Annual Meeting, the stockholders will be asked to approve the adoption of the Life Technologies Corporation 2009 Equity Incentive Plan (the 2009 Plan). The Compensation and Organizational Development Committee of the Board of Directors (the Compensation Committee) adopted the 2009 Plan on February 26, 2009, subject to its approval by stockholders. If approved by the stockholders, the 2009 Plan would become our only plan for providing equity based incentive compensation to our eligible employees and non-employee directors. The Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan (the 1999 Plan) and the Invitrogen Corporation 2004 Equity Incentive Plan (the 2004 Plan) would be suspended and no additional awards would be made under either plan. If the 2009 Plan is not approved by the stockholders, awards would continue to be made under each of the 1999 Plan and the 2004 Plan.

Equity awards are currently made to eligible employees and non-employee directors from each of our 1999 Plan and 2004 Plan. Awards under the 1999 Plan are available only for legacy employees of Applied Biosystems Inc. and awards under the 2004 Plan are available only for legacy employees of Invitrogen Corporation. We currently grant approximately 6,800,000 equity based awards per year. As of March 1, 2009, the remaining shares available for future awards under the 1999 Plan to legacy employees of Applied Biosystems Inc. is 6,021,005 and the remaining shares available for future awards under the 2004 Plan to legacy employees of Invitrogen Corporation is 481,137. On March 1, 2009, there were 22,568,039 options outstanding under all of our equity compensation plans, which had a weighted average exercise price of $40.76, and average term to expiration of 5.61 years. In addition, on March 1, 2009, there were 2,668,856 full value awards outstanding under those plans. Currently, the remaining shares available for future awards under each of the 1999 Plan and the 2004 are insufficient to meet our long-term incentive needs as we will be unable to issue a meaningful amount of equity awards unless our stockholders approve the 2009 Plan. The proposed 2009 Plan therefore provides for a total number of 11,000,000 shares authorized and available for issuance. The Company estimates that these shares will be sufficient to make awards under the 2009 Plan for the next two to three years.

The 1999 Plan and the 2004 will each remain in effect with respect to awards already granted under each of the 1999 Plan and the 2004 Plan until such awards have been exercised, forfeited, canceled, or expire or otherwise terminate in accordance with the terms of such grants.

The Board believes the approval of the 2009 Plan is in the best interests of the Company because of the continuing essential need to attract, provide incentives to and retain key personnel and non-employee directors. Due to the fact that the 1999 Plan and 2004 Plan each have insufficient equity awards for broader grants, the Company’s ability to accomplish these objectives would be significantly limited without taking this action.

The Company believes that its future success depends heavily on its ability to attract, motivate and retain the highest caliber employees. Equity is a key component of the Company’s total compensation package and closely aligns key employees’ interests with those of the Company’s stockholders. Given competitive market norms for compensation in the life sciences industry, the Company would be unable to compete effectively for critical technical and professional talent absent sufficient equity incentives without significantly increasing the Company’s cash compensation costs.

The Board of Directors unanimously recommends voting “for” this proposal.

A complete copy of the 2009 Plan is attached as Exhibit A, which we recommend that you read in its entirety along with this complete proposal. We believe the adoption of the 2009 Plan is necessary to keep and attract key employees critical to the Company’s success, and thus are in the best interests of the Company’s stockholders. We have explained our rationale for supporting this proposal in the section “Why We Believe You Should Vote For this Proposal” below.

Why We Believe You Should Vote For this Proposal

1. The proposal supports our continued emphasis on performance-based compensation.

Long-term incentive grants to our executive officers and other employees have focused on incentivizing and rewarding performance through stockholder value creation. Through our continued use of stock options, as well as through our share-price-based performance share program, the Company has demonstrated our commitment to linking executive pay to company performance and stockholder value creation.

2. The Long-Term Incentive Plan has broad participation and is instrumental in recruiting and retaining talent.

Long-term incentive awards represent a significant portion of the compensation package for many Company employees, not just the top executives and Board of Directors members. For the period 2006 — 2008, 71% of the equity grants made by the Company were made to individuals other than our NEOs. Currently, long-term incentive awards can be made under the following programs/practices:

•	Performance Equity Awards — Recognize individuals in key positions and reward employees for their current contributions, motivate and retain employees with potential for future contribution

•	High Potential Employees — Motivate and retain future leaders

•	CEO Discretionary Pool — Immediate, positive reward/recognition to key employees

•	Acquisitions — Retain key talent and build allegiance to the Company

Our ability to compete for key employee talent against other life sciences industry companies is dependent upon our ability to grant equity-based pay. Like other employees in the life sciences industry, our key employees consider equity-based awards to be an important part of their overall annual compensation. Long-term incentive awards are commonplace among companies with which we compete for senior management, scientific/technical talent and other key employees. As a result, we expect to continue providing equity awards as a strategic component of total compensation to attract and retain critical employees.

3. We have a very reasonable burn rate.

The annual shares granted by Invitrogen under the long-term incentive program (annual ‘burn rate’) have been actively managed down over the last 3 years. Due to the merger between Invitrogen Corporation and Applied Biosystems, Inc. in November 2008, the Company feels it is important to present our historical grants from two perspectives: Life Technologies Corporation only; and Applied Biosystems, Inc. only.

Life Technologies Corporation Only

			Weighted Average
			Common Shares
	Options Grants	Full Value Grants	Outstanding

FY2008(1)	3,822,030	831,000	99,229,000
FY2007	2,765,918	1,072,058	93,372,000
FY2006	2,887,400	172,400	102,786,000

Applied Biosystems, Inc. Only(2)(3)

			Weighted Average Common
	Options Grants	Full Value Grants	Shares Outstanding

FY2008	389,600	1,245,727	172,800,000
FY2007	1,937,460	863,160	183,200,000
FY2006	965,250	1,210,573	187,000,000

(1)	Includes the issuance of options to legacy Applied Biosystems employees in fiscal year 2008 subsequent to merger consummated November 21, 2008.

(2)	Data corresponds with Applied Biosystems’ June 30 fiscal year end.

(3)	From July 1, 2008 to November 21, 2008, Applied Biosystems made 55,900 option grants and zero full value grants.

4. Due to significant cancellations, net dilution to stockholders has been substantially less than our burn rate.

Due to cancellations, the net dilution incurred by the Company’s stockholders has been significantly less than our gross run rate. On average, for each of the past 3 years, we have cancelled awards primarily due to planned turnover equal to 1.2% of the common shares outstanding at the Company, which significantly exceeds the cancellation rate of our Peer Group. The median Peer Group cancellation rate is 0.3% per year. Therefore, assessments of the Company’s equity utilization based on full-value awards may overstate the dilutive impact of our compensation program. Our Compensation and Organizational Development Committee and Board of Directors will actively seek to balance meeting employee hiring, retention and compensation goals and avoiding excessive stockholder dilution.

5. The Company’s overhang is largely due to employees holding vested options.

Equity Incentive “overhang” is defined as the sum of (a) shares available under existing plans, (b) awards granted under existing plans but not yet exercised, and (c) the number of shares being added under the proposed 2009 Plan as a percent of the Company’s fully diluted shares (including those requested under this proposal). As of March 1, 2009, the Company’s overhang (without the shares requested under this proposal) was calculated at 12.7%. The addition of the 11,000,000 equity incentive shares requested increases the overhang to 17.3%.

A significant portion of the Company’s senior leadership team has been hired by the Company during the past 5 years. In accordance with the Company’s executive compensation philosophy, these executives were granted stock options upon joining the company. Given the Company’s strong financial performance since their hiring, many of these executives have had the opportunity to exercise stock options that are vested and are well in the money, but they have not done so because of their belief in our Company’s future. For the same reason, many other employees have held their vested stock options rather than exercising them. One result of individuals holding their options is that the Company has a large overhang of stock options. As of December 31, 2008, executives and employees held approximately 22.9 million vested but unexercised options with a value approaching $150.1 million based on an average strike price of $23.31 per share. We believe these figures reflect employee confidence in the future of the Company and continued alignment of interests between stockholders and employees.

6. Equity Long-Term Incentives are instrumental in driving Company performance.

The Company strongly believes that granting equity based awards more broadly encourages employees to think and behave like owners of the Company, rewarding all grant recipients when value is created for stockholders. New hire, annual performance and acquisition grants have been instrumental in driving the Company’s performance and share price as well as in retaining our key employees. We believe the continued use of equity compensation is necessary to recruit and retain key employees and focus critical employees on maximizing stockholder value while paying competitively and minimizing cash compensation costs. At the same time, this philosophy encourages a pay for performance compensation practice and serves to link the interest of employees with the interest of shareholders.

Highlights of Key 2009 Plan Provisions

The 2009 Plan includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•	No “Evergreen” Provision. The 2009 Plan fixes the number of shares available for future grants to 11,000,000 shares and does not provide for any increase based on an increase in the number of outstanding shares of common stock.

•	No Discounted Stock Options. The 2009 Plan prohibits the granting of stock options, which must be exercised within ten years of the date of grant, at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted.

•	No Liberal Share Counting. The 2009 Plan prohibits shares tendered by a participant to pay the exercise price of an award, prohibits shares withheld by the Company for taxes, and prohibits the Company from using the cash proceeds from an option exercise to repurchase shares on the open market to be available for future grants under the 2009 Plan.

•	Higher Share Counting for Full-Value Awards. While any shares subject to stock options or stock appreciation rights count against the share reserve under the 2009 Plan as one share of stock for each stock option and/or stock appreciation right, any shares of stock subject to any other award type under the 2009 Plan (e.g., restricted stock, restricted stock units, performance shares and performance units) shall count against the share reserve as 1.6 shares for each share subject to such full-value award.

•	Limitations on Size of Awards. The 2009 Plan limits the number of shares that may be granted to any participant in any calendar year (with an additional amount permitted in the first year of employment with the Company as summarized below) subject to:

2,000,000 stock options and stock appreciation rights awards;

200,000 restricted shares and restricted stock units; and,

1,200,000 performance-based awards.

•	Minimum Vesting Periods. All awards are subject to a minimum one-year vesting schedule.

•	No Repricings. Neither the 2009 Plan nor any award agreement may be amended to provide for the repricing of any stock option and/or stock appreciation right without shareholder approval.

Summary of the 2009 Plan

The following summary of the 2009 Plan is qualified in its entirety by the specific language of the 2009 Plan, a copy of which is attached to this Proxy Statement as Appendix C and which may also be accessed from the SEC’s website at http://www.sec.gov. In addition, a copy of the 2009 Plan may be obtained upon written request to the Company, a copy of which is available to any stockholder upon request.

General.  The purpose of the 2009 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and deferred stock units.

Authorized Shares.  If stockholders approve the 2009 Plan, the maximum number of share shares of Common Stock which may granted under the 2009 Plan shall be 11,000,000. If any award granted under the 2009 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2009 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2009 Plan, to the award grant limitations and to all outstanding awards.

Share Accounting.  Any shares of our Common Stock which are granted under the 2009 Plan in the form of stock options or stock appreciation rights shall be counted against the 2009 Plan share reserve as one share of our Common Stock for every one share subject to the stock option or stock appreciation right. However, any shares of our Common Stock, which are granted under the 2009 Plan in an award form other than stock options or stock appreciation rights, shall be counted against the 2009 Plan share reserve as 1.6 shares of our Common Stock for every one share subject to such award.

Administration.  The 2009 Plan will be administered by the Compensation and Organizational Development Committee of the Board of Directors duly appointed to administer the 2009 Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee composed solely of two or more “outside directors” within the meaning of Section 162(m). For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors. Subject to the provisions of the 2009 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the 2009 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. The 2009 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2009 Plan. The Committee will interpret the 2009 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2009 Plan or any award.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 1, 2009, the Company had approximately 9,700 employees, including 13 executive officers and 12 directors who would be eligible under the 2009 Plan. We also have several consultants who would be eligible under the 2009 Plan.

Stock Options.  Each option granted under the 2009 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2009 Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a Ten Percent Stockholder) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On February 27, 2009, the closing price of the Common Stock on the Nasdaq Global Select Market was $29.15 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than two million (2,000,000) shares; provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock option for the purchase of up to an additional one million (1,000,000) shares.

The 2009 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2009 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

Stock Appreciation Rights.  Each stock appreciation right granted under the 2009 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2009 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights under the 2009 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. A stock appreciation right may not be granted at less than the fair market value of a share of Common Stock on the date of grant. The maximum term of any stock appreciation right granted under the 2009 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than two million (2,000,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock appreciation right for the purchase of up to an additional one million (1,000,000) shares.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2009 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than two hundred thousand (200,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred thousand (100,000) shares.

Restricted Stock Units.  Under the 2009 Plan, the Committee may grant restricted stock units that represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than two hundred thousand (200,000) restricted stock units on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of restricted stock units of up to an additional one hundred thousand (100,000) shares.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than one million two hundred thousand (1,200,000) shares of Common Stock or performance units that could result in the employee receiving more than eight million dollars ($8,000,000). A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures, which may be used individually or in tandem with other measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, number of customers, market share, same store sales, return on investment, profit after tax and guest and/or customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2009 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards.  The 2009 Plan provides that certain participant’s who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant’s cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a Deferred Stock Unit Award) for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our Common Stock as quoted by the national or regional securities exchange or market system on which the Common Stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our Common Stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participants are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant’s compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company’s normal payment procedures.

Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the Deferred Stock Unit Award, consistent with the requirements of the 2009 Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of Common Stock equal to the number of stock units subject to the award terms and the participant’s election. A holder of stock unit has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

Change in Control.  The 2009 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit and performance award held by a participant whose service with the Company has not terminated prior to the Change in Control may accelerate in accordance with the terms of the award.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2009 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment.  The 2009 Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2009 Plan have been issued and all restrictions on such shares under the terms of the 2009 Plan and the agreements evidencing awards granted under the 2009 Plan have lapsed, or (iii) the tenth anniversary of the 2009 Plan’s effective date. The Committee may terminate or amend the 2009 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2009 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a disqualifying disposition), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options and Indexed Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options and Indexed Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Indexed Stock Options.  Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options and Indexed Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards.  A participant generally will recognize no income upon the grant of a performance share, performance units or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options and Indexed Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards.  A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

New Plan Benefits

No awards will be granted under the 2009 Plan with respect to shares covered by this proposal prior to the approval of the 2009 Plan by the stockholders of the Company. Awards under the 2009 Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2009 Plan, will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2009 Plan.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the proposed 2009 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors believes that the proposed adoption of the 2009 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2009 PLAN.

ADDITIONAL INFORMATION

Advance Notice Procedures.  Our bylaws require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered by the stockholder and received at the offices of the Company not less than 120 days prior to the anniversary of the date of the prior year’s proxy statement, except if we did not hold an annual meeting the previous year, or if the date of this year’s Annual Meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

Stockholders Sharing the Same Last Name and Address.  In accordance with notices that we sent to certain stockholders, we are sending only one copy of the Company’s Annual Report and Proxy Statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the Company’s Annual Report and/or Proxy Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at ir@liftech.com, by fax to (760) 603-7229 or by mail to Investor Relations, Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, CA 92008, or call at (760) 603-7208. We will promptly send additional copies of the Annual Report and/or Proxy Statement upon receipt of such request. You may also contact the Company if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Life Technologies stock at two different brokerage firms, your household will receive two copies of the Life Technologies Annual Meeting materials — one from each brokerage firm.

Stockholder Communications with Board of Directors.  Any stockholder who wishes to communicate with the Board of Directors may do so by writing to the Company’s Secretary at the following address: 5791 Van Allen Way, Carlsbad, CA 92008.

Stockholder Proposals for the Next Annual Meeting.  All stockholder proposals that are intended to be presented at the 2010 Annual Meeting of Stockholders of the Company must be received by the Company at our principal executive offices at 5791 Van Allen Way, Carlsbad, California 92008, ATTN: Corporate Secretary, no later than November 22, 2009, for inclusion in the Board of Directors’ Proxy Statement and proxy relating to the meeting. Any stockholder who intends to present a proposal at the Company’s 2010 Annual Meeting of Stockholders without requesting the Company to include such proposal in the Company’s Proxy Statement must notify the Company no later than January 29, 2010, of his, her or its intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board of Directors of the Company and delivered to the Company in connection with the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

John A. Cottingham
Chief Legal Officer & Secretary

March 20, 2009
Carlsbad, California

Appendix A

INVITROGEN CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(as Amended through April 30, 2009)

1.    Establishment, Purpose and Term of Plan.

1.1  Establishment. Invitrogen Corporation hereby establishes the 1998 Employee Stock Purchase Plan (the “Plan”), effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Effective Date”).

1.2  Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed; provided, however, that sub-plans of the Plan applicable to particular Participating Companies outside of the United States may be established that are not intended to comply with the requirements of Section 423 of the Code; provided, however, that sub-plans of the Plan applicable to particular Participating Companies outside of the United States may be established that are not intended to comply with the requirements of Section 423 of the Code.

1.3  Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

2.    Definitions and Construction.

2.1  Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means the Compensation Committee, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means Invitrogen Corporation, a Delaware corporation, or any successor corporation thereto.

(e) “Compensation” means, with respect to any Offering Period, base wages or salary, commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, and all other compensation paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any compensation other than base wages or salary.

(f) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(g) “Employee” means any person who is treated as a regular employee for purposes of Section 423 of the Code of a Participating Company and whose customary employment is for more than five months in any calendar year. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(h) “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the public offering of the Stock on the Effective Date.

(i) “Offering” means an offering of Stock as provided in Section 6.

(j) “Offering Date” means, for any Offering, the first day of the Offering Period with respect to such Offering.

(k) “Offering Period” means a period established in accordance with Section 6.1.

(l) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(m) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(n) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. Invitrogen BV, the Company’s Netherlands subsidiary shall be a Participating Company unless and until the Board decides otherwise.

(o) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(p) “Purchase Date” means, for any Purchase Period, the last day of such period.

(q) “Purchase Period” means a period, if any, established in accordance with Section 6.2.

(r) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(t) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(u) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

(v) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(w) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2  Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1  Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2  Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3  Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

3.4  Participation Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion: (a) amend or vary the terms of the Plan in order to conform such terms with the legal requirements of each jurisdiction where a Participating Company is located; (b) amend or vary the terms of the Plan in each jurisdiction where a Participating Company is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants and/or the Participating Company; or (c) amend or vary the terms of the Plan in a jurisdiction where a Participating Company is located as it considers necessary or desirable to meet the goals and objectives of the Plan. The terms and conditions contained herein which are subject to variation in a jurisdiction shall be reflected in a written attachment to the Plan for each Participating Company in such jurisdiction. The Committee may, where it deems appropriate in its sole discretion, establish one or more written sub-plans of the Plan applicable to Participating Companies outside of the United States that are not intended to comply with the requirements of Section 423 of the Code to effectuate the provisions of this Section 3.4. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in any jurisdiction. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 3.4 to an appropriate employee stock purchase plan sub-committee consisting of one or more officers of the Company.

4.    Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Eight Million Nine Hundred Thousand (8,900,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

4.2  Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility.

5.1  Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee as of the first Offering Date following the commencement of his/her service with a Participating Company.

5.2  Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.    Offerings.

6.1  Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately twenty-four (24) months duration (an “Offering Period”). The first Offering Period shall commence on the Effective Date and end on January 31, 2001. Subsequent Offering Periods shall commence on the first day of February, May, August, and November of each year and end on the last day of the 24th month of such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.2  Purchase Periods. Generally, each Offering Period will consist of eight (8) quarterly Purchase Periods which begin on the first day of February, May, August and November of each year and end on the last day of the third month of each such Purchase Period (i.e. the following April, July, October and January). The Purchase Period commencing on the Effective Date shall end on the last day of April, 1999. The Board may establish different Purchase Periods which may consist of two (2) or more consecutive Purchase Periods having such duration as the Board shall specify. The last day of each Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

7.    Participation in the Plan.

7.1  Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2  Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

7.3  One Offering Period per Participant. A Participant may participate in only one Offering Period at any given time. A Participant’s delivery to the Company of a Subscription Agreement for any given Offering Period shall constitute Participant’s withdrawal from any concurrent Offering Period and termination of any Purchase Right granted pursuant thereto.

8.    Right to Purchase Shares.

8.1  Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Fifty Thousand Dollars ($50,000) by the Fair Market Value of a share of Stock on such Offering Date, reduced by the aggregate purchase price of any Stock purchased during any concurrent Offering Period(s) or (b) five thousand (5,000) shares of Stock, reduced by the number of shares of Stock purchased during any concurrent Offering Period(s). No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2  Pro Rata Adjustment of Purchase Right. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than twenty four months, then (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 208.33 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.3  Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

9.    Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.  Accumulation of Purchase Price through Payroll Deduction.

Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions (or, for Participants employed by Participating Companies in jurisdictions which prohibit payroll deductions, such other method(s) of contribution as may be permitted under local law and designated by the Committee) from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1  Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than fifteen percent (15%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

10.2  Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3  Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be the date prior to the beginning of the Purchase Period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

10.4  Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning of the next Purchase Period the Purchase Date of which falls in the following calendar year.

10.5  Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

10.6  No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan (except as may be otherwise required under local law).

10.7  Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

11.  Purchase of Shares.

11.1  Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2  Pro Rata Allocation of Shares. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3  Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4  Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

11.5  Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6  Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7  Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

12.  Withdrawal from the Plan.

12.1  Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2  Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1 or 10.7 or an automatic withdrawal pursuant to Section 12.3, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

12.3  Automatic Withdrawal from an Offering. If the Fair Market Value of a share of Stock on a Purchase Date (other than the final Purchase Date of an Offering Period) is less that the Fair Market Value of a share of Stock on the Offering Date for such Offering Period, then every Participant shall automatically be (a) withdrawn from such Offering Period after the acquisition of shares of Stock on the Purchase Date and (b) enrolled in the new Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this Section 12.3 by delivering to the Company’s designated office not later than the close of business on the Offering Date of the new Offering Period a written notice indicating such decision.

13.  Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

14.  Change in Control.

14.1  Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2  Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period (or Purchase Period) shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.  Nontransferability of Purchase Rights.

A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

16.  Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.  Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.  Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

19.  Notification of Sale of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.  Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

22.  Amendment or Termination of the Plan.

The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, provided however that the Board may terminate the Plan (and any Offerings and future Purchase Rights) on any Purchase Date if the Board determines that such termination is in the best interests of the Company and its stockholders; and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the “Additional Shares”), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

Appendix B

LIFE TECHNOLOGIES CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
(as Amended through November 19, 2008)

1.  Purpose of the Plan.

The purpose of the Life Technologies Corporation 1999 Employee Stock Purchase Plan (the “Plan”) is to provide an incentive for Eligible Employees to continue to devote their best efforts to the success of the Corporation, and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Corporation through ownership of its Common Stock acquired in a convenient fashion.

2.  Definitions.

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1  “Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.2  “Board of Directors” means the Board of Directors of the Corporation.

2.3  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4  “Committee” means the Management Resources Committee of the Board of Directors, or any successor thereto or committee designated thereby.

2.5  “Common Stock” means the common stock of Life Technologies Corporation, par value $.01 per share.

2.6  “Compensation” means the regular basic wage or salary, including commissions, paid to an Eligible Employee by the Corporation and any amount which is contributed by the Corporation pursuant to a salary reduction agreement and which is not includable in the gross income of the Eligible Employee under Sections 125 and 402(g) of the Code or because it is made to a deferred compensation plan sponsored by the Corporation. Bonus, payment for overtime, or other special payments shall not be considered as part of Compensation.

2.7  “Corporation” means Life Technologies Corporation and such of its Subsidiaries existing as of the effective date of the Plan or thereafter acquired as may be designated from time to time by the Committee.

2.8  “Date of Offering” means the first date in the applicable Purchase Period on which sales of Common Stock are made on a national securities exchange unless another date is specified by the Committee.

2.9  “Eligible Employee” means any person who is an employee of the Corporation on a Date of Offering during the term of the Plan. Directors of the Corporation who are not employees and any employee who, immediately after the grant of an option hereunder, would own (within the meaning of Section 424(d) of the Code) Common Stock (including stock which such employee may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Corporation or of a Subsidiary, shall be ineligible to participate in the Plan.

2.10  “Fair Market Value” means the closing price of a shares of Life Technologies Corporation Stock, as the case may be, as reported in the report of composite transactions (or other source designated by the Committee) on the date on which fair market value is to be determined (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange).

2.11  “Offering Price” means the lower of (a) 85% of the Fair Market Value of a share of Life Technologies Corporation Stock, as the case may be, on the applicable Date of Offering, and (b) 85% of the Fair Market Value of a share of such class of Common Stock on the last day of the applicable Purchase Period on which sales of such class of Common Stock are made on a national securities exchange unless another date is specified by the Committee.

2.12  “Participating Employee” means an Eligible Employee who has accepted all or any part of an option to purchase shares of Life Technologies Corporation Common Stock, or any combination thereof under an offering pursuant to Section 7 hereof.

2.13  “Purchase Period” means each period of three calendar months commencing on February 1, May 1, August 1, and November 1.

2.14  “Subsidiary” means any corporation in respect of which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock issued by such corporation.

3.    Shares Reserved for the Plan.

The aggregate number of shares of Life Technologies Corporation Stock available for issuance under the Plan is Three Million Three Hundred Four Thousand and Four Hundred (3,304,400), subject to adjustment in accordance with Section 16 hereof. Shares of Common Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, deliver treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

If any option granted under the Plan shall for any reason terminate, be canceled, or expire without having been exercised, shares of Common Stock not issued under such option shall be available again for issuance under the Plan.

4.    Administration of the Plan.

The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan. The Committee shall also have plenary authority in its discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee’s determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan.

5.    Offerings.

Subject to the terms and conditions of the Plan, the Corporation may make offerings to Eligible Employees to purchase shares of Common Stock under the Plan through December 31, 2010.

6.    Amount of Common Stock Each Eligible Employee May Purchase.

6.1  Amount of Purchase. Subject to the terms of the Plan, and as to each offering made hereunder, each Eligible Employee shall be offered an option to purchase that number of whole and fractional shares of Common Stock equal to (a) the total amount accumulated in such Eligible Employee’s account established pursuant to Section 8 hereof with respect to such offering as of the last day of the applicable Purchase Period divided by (b) the Offering Price of the Common Stock, as the case may be.

6.2  Limitations on Purchases. No Eligible Employee shall be granted an option to purchase shares of Common Stock under all employee stock purchase plans (to which Section 423 of the Code is applicable) of the Corporation and its subsidiaries at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined as of the date of grant of such option) for each calendar year during which any option granted to such individual under any such plan is outstanding at any time.

7.    Method of Participation.

7.1  Notice of Offering. The Committee shall give notice to each Eligible Employee of each offering under the Plan and the terms and conditions of such offering.

7.2  Election by Eligible Employees. Each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so in the form and manner prescribed by the Committee. Each such Eligible Employee shall also authorize the Corporation to make payroll deductions in accordance with Section 8 hereof to cover the aggregate purchase price of those shares in respect of which he or she has elected to accept an option. Such election and authorization shall continue in effect for each subsequent offering unless at least ten (10) days prior to the first day of the next succeeding Purchase Period the Eligible Employee withdraws from the Plan or terminates employment with the Corporation, as hereinafter provided, or elects a different rate of payroll deductions in the form and manner prescribed by the Committee.

8.    Payroll Deductions.

8.1  Payroll Deductions. Each Participating Employee shall authorize the Corporation, in the form and manner prescribed by the Committee, to make payroll deductions equal to any whole percentage of such Eligible Employee’s Compensation up to a maximum of 10% to cover the aggregate purchase price of those shares in respect of which he or she has elected to accept an option. Payroll deductions shall be deducted from such Participating Employee’s compensation through regular payroll deductions, and shall commence as soon as practicable following the applicable Date of Offering and shall continue for the duration of the Purchase Period. A separate bookkeeping account shall be maintained by the Corporation for each Participating Employee, and the amount of each Participating Employee’s payroll deductions shall be credited to such account.

8.2  Conflicts with Law. If any law, rule, or regulation applicable to any Eligible Employee prohibits the use of payroll deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan, an alternative method of payment approved by the Committee may be substituted for such Eligible Employee.

9.    Exercise of Option and Purchase of Shares.

9.1  Exercise of Option. Unless a Participating Employee has subsequently withdrawn from the offering pursuant to Section 12 hereof, such Participating Employee’s option shall be deemed to have been automatically exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase shares of Common Stock in accordance with the provisions of the Plan. The number of whole and fractional shares of Common Stock so purchased by each such Participating Employee shall be determined by dividing (a) the amount accumulated in such Participating Employee’s account by payroll deductions with respect to the offering of such class of Common Stock by (b) the Offering Price of Common Stock, as the case may be.

9.2  Oversubscription. In the event that, with respect to any offering hereunder, Participating Employees become entitled to purchase more shares of Common Stock than the number of shares of such class of Common Stock then available for issuance under the Plan, the aggregate number of shares of such class of Common Stock then available shall be apportioned among Participating Employees on a pro rata basis in accordance with the number of shares of such class of Common Stock actually subscribed for by each such Participating Employee, except that subscriptions to purchase one share shall, to the extent possible, be honored in full.

10.  Issuance of Shares.

All full and fractional shares of Common Stock purchased by a Participating Employee under the Plan shall be issued in book entry form and credited to an account established in such Participating Employee’s name at a stock brokerage or other financial services company designated by the Committee. Alternatively, the Committee may, in its sole discretion, cause the Corporation to issue a certificate to a Participating Employee for the number of whole shares of Common Stock purchased by such Participating Employee. In such event, the Corporation shall pay to such Participating Employee an amount in cash equal to any fractional share multiplied by the Fair Market Value of a share of Common Stock on the date as of which the payment is made.

11.  Rights as a Stockholder.

No Participating Employee shall be entitled to any rights or privileges of a stockholder of the Corporation, including the right to receive any dividends which may be declared on shares of Common Stock, until such time as the full purchase price of such Participating Employee’s shares has been paid and shares have been issued to or for the account of such Participating Employee in accordance with Section 10 hereof.

12.  Withdrawals.

12.1  Right to Withdrawal. No later than ten (10) days prior to the end of the Purchase Period with respect to any offering, a Participating Employee may, by filing an appropriate notice with the Committee, direct the Corporation to (a) make no further deductions from his or her Compensation with respect to such offering, or (b) cancel his or her entire option under such offering. Such notice shall be irrevocable. As soon as practicable following receipt of such notice, the Corporation shall cease all payroll deductions with respect to such offering by such Participating Employee. If the employee has directed that payroll deductions be discontinued, any sums theretofore deducted in respect of the offering shall, subject to the provisions of Section 13 hereof, be retained by the Corporation until the end of the applicable Purchase Period, at which time there shall be issued to or for the account of the employee that number of whole and fractional shares which can be purchased with the sum deducted. If the employee has directed that his or her option be canceled, the Corporation shall, as soon as practicable following receipt of such notice, refund in cash, without interest, all amounts credited to the account of such employee with respect to the applicable offering.

12.2  Waiver of Withdrawal Right. Notwithstanding the provisions of Section 12.1 above, a Participating Employee may, at any time prior to the expiration of any Purchase Period, irrevocably elect to waive both the right to direct the Corporation to make no further deductions from such Participating Employee’s Compensation with respect to any option granted hereunder and the right to cancel the entire option, which election shall be made by the filing of an appropriate notice to such effect with the Committee. Upon the filing of such a notice, such Participating Employee shall be irrevocably obligated to purchase all of the shares of Common Stock covered by the option to which such notice relates.

13.  Termination of Employment.

13.1  Death, Disability, or Retirement. In the event that the employment of a Participating Employee is terminated prior to the end of a Purchase Period because of total and permanent disability, retirement, or death, such Participating Employee or his or her legal representative, as applicable, may either:

(a) cancel his or her entire option with respect to such offering, in which event the Corporation shall, as soon as practicable thereafter, refund in cash, without interest, all amounts credited to such Participating Employee’s account with respect to such offering; or

(b) elect to receive at the conclusion of the applicable Purchase Period that number of whole and fractional shares of Common Stock which such Participating Employee’s payroll deductions actually made are sufficient to purchase.

13.2  Election. The election of a Participating Employee or his or her legal representative, as applicable, pursuant to Section 13.1 above, shall be made not later than ten (10) days prior to the end of the applicable Purchase Period. Notification of the election shall be filed in the form and manner prescribed by the Committee and, in the event that no notification has been filed within the prescribed period, the Corporation shall act in accordance with Section 13.1(a) above.

13.3  Other Termination of Employment. In the event that the employment of a Participating Employee is terminated for any reason other than those specified in Section 13.1 above, the Corporation shall, as soon as practicable thereafter, refund in cash, without interest, all amounts credited to such Participating Employee’s accounts under the Plan.

13.4  Temporary Absence. In the event that the payroll deductions of a Participating Employee are temporarily discontinued because of leave of absence, temporary disability, or other similar reasons, then the number of shares of Common Stock subject to purchase by such Participating Employee in any offering shall be automatically reduced to that number of whole and fractional shares which his or her aggregate payroll deductions actually made within the Purchase Period are sufficient to purchase. Notwithstanding the foregoing, such Participating Employee may make arrangements to pay to the Corporation an amount equal to the amount which was not subject to payroll deductions by reason of the temporary discontinuance thereof, and, in that event, such Participating Employee shall then be entitled to purchase the total number of shares of Common Stock for which he or she has accepted an option provided that full payment for all such shares is made not later than the last day of the applicable Purchase Period.

14.  Rights Not Transferable.

A Participating Employee’s rights under the Plan are exercisable, during his or her lifetime, only by such Participating Employee and may not be sold, pledged, assigned, or transferred in any manner. Any attempt to sell, pledge, assign, or transfer such rights shall be void and unenforceable against the Corporation or any affiliate. After the death of a Participating Employee, such Participating Employee’s rights may be transferred pursuant to the laws of descent and distribution.

15.  No Right to Continued Employment.

Nothing contained in the Plan shall confer upon any employee the right to continue in the employ of the Corporation or any Subsidiary or interfere with the right of the Corporation or such Subsidiary to terminate such employee’s employment at any time.

16.  Adjustment Upon Changes in Capitalization.

Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Life Technologies Corporation Common Stock, as the case may be, by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, or other similar events, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not yet issued under the Plan shall be adjusted in such manner as the Committee in its discretion deems appropriate.

17.  Termination and Amendment of the Plan.

The Committee may terminate the Plan at any time or make such modification or amendment to the Plan as it shall deem advisable. Upon termination of the Plan, shares of Common Stock shall be issued to Participating Employees as if the end of the applicable Purchase Period were the date of termination of the Plan.

18.  Governmental Regulations and Listing.

All rights granted or to be granted to Eligible Employees under the Plan are subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for issuance under the Plan, including, without limitation, there being a current registration statement of the Corporation covering the offer of shares of Common Stock purchasable under the options on the last day of the Purchase Period applicable to such options, and if a registration statement shall not then be effective, the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto. In addition, all rights are subject to the due listing of such shares of Common Stock on any securities exchange on which the Common Stock is then listed.

Notwithstanding any other provision of the Plan, the Plan is intended to comply with all applicable provisions of Section 423 of the Code. To the extent that any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed automatically amended to the extent necessary to effect compliance with Section 423, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Each option granted to an Eligible Employee under the Plan shall be deemed issued subject to the foregoing qualification.

19.  Awards in Foreign Countries.

The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the options made to individuals employed in such countries and to meet the objectives of the Plan.

20.  Governing Law.

Except where, and to the extent, offers of options under the Plan to foreign employees are subject to foreign laws, the Plan shall be construed, regulated, and administered under the internal laws of the State of Delaware.

21.  Stockholder Approval.

The Plan shall not become effective unless and until it has been approved, in the manner prescribed by law, by the stockholders of the Corporation.

Appendix C

LIFE TECHNOLOGIES CORPORATION
2009 EQUITY INCENTIVE PLAN

1.    Establishment, Purpose and Term of Plan.

1.1  Establishment. The Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”) is deemed effective as of April 30, 2009, the date of its initial approval by the stockholders of the Company (the “Effective Date”).

1.2  Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, Restricted Stock Units and Deferred Stock Units. After the Effective Date, the Company shall terminate, and no longer issue any awards from under, the Invitrogen Corporation 1997 Stock Option Plan, Invitrogen Corporation 2000 Nonstatutory Stock Option Plan, Invitrogen Corporation 2001 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2001 Stock Incentive Plan), Invitrogen Corporation 2002 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2002 Stock Incentive Plan), Life Technologies 1997 Long-Term Incentive Plans, Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, the Perkin-Elmer Corporation 1999 Stock Incentive Plan, the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and the Invitrogen Corporation 2004 Equity Incentive Plan.

1.3  Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.    Definitions and Construction.

2.1  Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company, or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

“Award” means any Option, Indexed Option, SAR, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Stock Unit granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Restricted Stock Unit Agreement,” or a “Deferred Stock Unit Agreement.”

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation and Organizational Development Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

“Company” means Life Technologies Corporation, a Delaware corporation, or any successor corporation thereto.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

“Deferred Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 11 and the Participant’s Award Agreement.

“Director” means a member of the Board.

“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following: (i) if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion; or (ii) if, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

“Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

“Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

“Officer” means any person designated by the Board as an officer of the Company.

“Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

“Participant” means any eligible person who has been granted one or more Awards.

“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

“Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

“Performance Award” means an Award of Performance Shares or Performance Units.

“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

“Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

“Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

“Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

“Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

“Prior Plan Options” means any option or other award granted by the Company which is subject to vesting or repurchase by the Company, including specifically, all such options and awards granted pursuant to the Invitrogen Corporation 1997 Stock Option Plan, Invitrogen Corporation 2000 Nonstatutory Stock Option Plan, Invitrogen Corporation 2001 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2001 Stock Incentive Plan), Invitrogen Corporation 2002 Stock Incentive Plan (formerly the Molecular Probes, Inc. 2002 Stock Incentive Plan), Life Technologies 1997 Long-Term Incentive Plans, Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, the Perkin-Elmer Corporation 1999 Stock Incentive Plan,

the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and the Invitrogen Corporation 2004 Equity Incentive Plan which is outstanding on or after the Effective Date.

“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

“Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant’s Award Agreement.

“Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

“Retirement” means a Participant’s termination of Service, if as of the date of such termination, the Participant has reached the age of fifty-eight (58) and has completed eight (8) years of continuous Service to the Participating Company Group. A Participant who terminates Service with the Participating Company Group and resumes Service more than six (6) months after his or her original termination date, will not have his or her Service with the Participant Company Group prior to his or her original termination date count for purposes of determining Retirement. Notwithstanding the foregoing, the Board shall have the discretion to determine on a case by case basis whether such prior Service with the Participant Company Group may be counted for purposes of Retirement. The Board will notify any rehired Participant if the Board has determined such prior Service will count towards Retirement, and in the absence of such notification from the Board, such Service shall not be counted for purposes of Retirement.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

“SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

“Section 162(m)” means Section 162(m) of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means a Participant who, at the time an Incentive Stock Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

“Vesting Conditions” mean those conditions established in accordance with Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service. For example, any Award made pursuant to this Plan shall have a minimum vesting period of one (1) year.

2.2  Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1  Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2  Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3  Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4  Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5  Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award (other than an Option) under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan and in compliance with the applicable requirements of Section 409A of the Code; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6  No Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically any new Options and/or SARs having a lower exercise price, or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7  Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the

Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable.

(a) Plan Share Reserve. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be granted under the Plan shall be Eleven Million (11,000,000). Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If any outstanding Award, including any Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Options, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Options, or such forfeited or repurchased shares of Stock shall again be available for grant under the Plan. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. Notwithstanding the provisions of this Section 4.1(a), the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock that are withheld and/or surrendered in satisfaction of tax withholding obligations pursuant to Section 15.2; (ii) shares of Stock which are surrendered, through tender to the Company or attestation of ownership, in payment of any applicable Option exercise price; and (iii) shares of Stock subject to the grant of a SAR which are not required to be issued upon the exercise of such SAR.

(b) Share Accounting. Any shares of Stock subject to Options or SARs shall be counted against the Plan Share Reserve set forth in Section 4.1(a) as one share of Stock for every one share subject thereto. However, any shares of Stock subject to Awards other than Options or SARs shall be counted against the Plan Share Reserve set forth in Section 4.1(a) as 1.6 shares of Stock for every one share subject thereto.

4.2  Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility and Award Limitations.

5.1  Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2  Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3  Incentive Stock Option Limitations.

(a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4  Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than Two Million (2,000,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option and/or SAR for the purchase of up to an additional One Million (1,000,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Restricted Stock Awards and Restricted Stock Units. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Units, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Two Hundred Thousand (200,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of a Restricted Stock Award or Restricted Stock Units of up to an additional One Hundred Thousand (100,000) shares of Stock.

(iii) Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than One Million Two Hundred Thousand (1,200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than Eight Million dollars ($8,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1  Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) notwithstanding anything to the contrary in this Section 6.1, in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2  Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3  Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4  Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5  Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding any of the foregoing, the Board may permit further transferability of any Option, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7.    Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1  Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2  Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option, and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3  Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a

Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4  Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5  Deemed Exercise of SARs. If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6  Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein a SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR and thereafter shall terminate.

7.7  Nontransferability of SARs. During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding any of the foregoing, the Board may permit further transferability of any SAR, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

8.    Terms and Conditions of Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1  Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2  Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

8.3  Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4  Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

8.5  Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. All Awards shall be subject to a minimum vesting period of one (1) year as a Vesting Condition.

8.6  Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7  Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8  Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8.9  Minimum Vesting Period. Notwithstanding anything to the contrary in this Plan, Shares issued pursuant to any Award shall be subject to a minimum vesting period of one (1) year as a Vesting Condition.

9.    Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1  Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2  Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3  Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4  Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

(i) revenue;

(ii) gross margin;

(iii) operating margin;

(iv) operating income;

(v) pre-tax profit;

(vi) earnings before interest, taxes and depreciation;

(vii) net income;

(viii) cash flow;

(ix) expenses;

(x) the market price of the Stock;

(xi) earnings per share;

(xii) return on stockholder equity;

(xiii) return on capital;

(xiv) return on net assets;

(xv) economic value added;

(xvi) number of customers;

(xvii) market share;

(xviii) return on investment;

(xix) profit after tax; and

(xx) customer satisfaction.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5  Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c) Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6  Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7  Effect of Termination of Service. The effect of a Participant’s termination of Service on the Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8  Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.  Terms and Conditions of Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1  Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2  Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

10.3  Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.4  Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.5  Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.6  Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.7  Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.  Deferred Stock Units.

11.1  Establishment of Deferred Stock Unit Program. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Deferred Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

11.2  Terms and Conditions of Deferred Stock Units. Deferred Stock Units granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Vesting Conditions. Deferred Stock Units shall not be subject to any vesting conditions.

(b) Terms and Conditions of Deferred Stock Units.

(i) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Deferred Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Deferred Stock Unit Awards. A Participant electing to receive an Award of Deferred Stock Units pursuant to this Section 11, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Deferred Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Deferred Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Deferred Stock Unit Award granted to a

Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.  Standard Forms of Award Agreement.

12.1  Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

12.2  Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.  Change in Control.

13.1  Definitions.

(a) “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(b) “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 13.1(a)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

13.2  Effect of Change in Control on Options and SARs.

(a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

(b) Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and stock appreciation rights for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and SARs in connection with a Change in Control, or if the Acquiring Corporation is not a “publicly held corporation” within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, SAR and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, SAR and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 13.2 and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option or SAR except as otherwise provided in such applicable Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and SARs immediately prior to an Ownership Change Event described in Section 13(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Committee otherwise provides in its discretion.

(c) Cash-Out. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

13.3  Effect of Change in Control on Restricted Stock Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13.4  Effect of Change in Control on Performance Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.5  Effect of Change in Control on Restricted Stock Unit Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Unit Award that, in the event of a Change in Control, the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such date shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.6  Effect of Change in Control on Deferred Stock Units. The Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Stock Unit Award that, in the event of a Change in Control, the Deferred Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

14.  Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.  Tax Withholding.

15.1  Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2  Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.  Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no Option and/or SAR repricing as described in Section 3.6, (d) no amendment to permit the granting of Options (other than Indexed Options) with exercise prices less than Fair Market Value on the date of grant, and (e) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.  Miscellaneous Provisions.

17.1  Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2  Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.3  Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4  Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.5  Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.6  Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Award Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Award Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and any outstanding Award Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

17.7  Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.8  Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.9  Section 409A of the Code. The provisions of the Plan are intended to comply with the requirements of Section 409A of the Code, and the Plan shall be so construed. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan to the requirements of Section 409A of the Code.

Life Technologies Corporation Life Technologies Corporation ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON APRIL 30, 2009 Date: April 30, 2009 Time: 2:00 P.M. (Local Time) Place: 5781 Van Allen Way, Carlsbad, California 92008 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only This Proxy is Solicited by the Board of Directors for the Annual Meeting of the Stockholders to be held on April 30, 2009 Please separate carefully at the perforation and return just this portion in the envelope provided. TELEPHONE INTERNET Unless Otherwise Specified, This Proxy will be Voted FOR the proposals Set Forth in the Proxy Statement. 1: ELECTION OF FOUR DIRECTORS, each to serve a three-year term. Nominees: 01) Donald W. Grimm 03) Per A. Peterson, Ph.D. 02) Gregory T. Lucier 04) William S. Shanahan ELECTION OF ONE DIRECTOR, to serve a one-year term. Nominee: 05) Arnold J. Levine, Ph.D. Go To www.proxypush.com/life · Cast your vote online. · View Meeting Documents. 866-390-5390 · Use any touch-tone telephone. · Have your Voting Instruction Form ready. · Follow the simple recorded instructions. OR MAIL · Mark, sign and date your Voting Instruction Form. · Detach your Voting Instruction Form. · Return your Voting Instruction Form in the postage-paid envelope provided. OR For all listed nominees (except for nominee(s) Withhold Authority to whose name(s) appear(s) below): vote for the listed nominees. * INSTRUCTIONS: To withhold authority to vote for anynominee, mark the “Exception” box and writethe number(s) in the space provided to the right. All votes must be received by April 29, 2009 at 5:00 PM EDT. 2: Ratification of the appointment of Ernst & Young LLP as independent auditors of Life Technologies Corporation for fiscal year 2009 For Against Abstain 3: Amendment of the Invitrogen Corporation 1998 Employee Stock Purchase Plan For Against Abstain 4: Adoption of the Life Technologies Corporation 1999 Employee Stock Purchase Plan PROXY TABULATOR FOR LIFE TECHNOLOGIES CORPORATION P.O. Box 8016 Cary, NC 27512-9903 For Against Abstain 5: Adoption of the Life Technologies Corporation 2009 Equity Incentive Plan For Against Abstain EVENT # CLIENT # OFFICE # To attend the meeting and vote your sharesin person, please mark this box. Authorized Signatures — This section must becompleted for your Instructions to be executed. Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting. Signature Signature (if held jointly)
The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Date: , 2009 Important: Each joint owner shall sign. Executors, administrators, trustees, etc., should give full title.

Revocable Proxy — Life Technologies Corporation Annual Meeting of Shareholders April 30, 2009 — 2:00 P.M. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints David F. Hoffmeister and John A. Cottingham and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Life Technologies Corporation on February 27, 2009, and any adjournments thereof, as set forth below, with all powers that the undersigned would possess if personally present. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the nominees for directors specified in item 1 and FOR items 2, 3, 4 and 5. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.